Filed Pursuant to Rule 424b5
Registration Number 333-104545

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but it is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time this prospectus supplement is delivered in final form. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2003

Prospectus Supplement
(To Prospectus dated April 24, 2003)

7,000,000 Ordinary Shares

We are offering 7,000,000 of our ordinary shares, par value $.01 per share.

Our ordinary shares are traded on the New York Stock Exchange under the symbol "SCT." On July 3, 2003, the closing price of our ordinary shares, as reported by the New York Stock Exchange, was $20.37 per share.

See "Risk Factors" beginning on Page S-7 to read about the risks you should consider before buying our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters a 30-day option to purchase from us from time to time up to an additional 1,050,000 of our ordinary shares to cover any over-allotments. The underwriters are offering our ordinary shares as described herein under "Underwriting."

Delivery of the shares will be made on or about July     , 2003.

Joint Book-Running Managers

Bear, Stearns & Co. Inc.	UBS Investment Bank

A.G. Edwards & Sons, Inc.

Keefe, Bruyette & Woods, Inc.

Putnam Lovell NBF Securities Inc.

The date of this prospectus supplement is                 , 2003.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering.

Delaware insurance holding company statutes applicable to us due to our Delaware insurance company subsidiary generally provide that no person may acquire control of us, and thus indirect control of our Delaware insurance subsidiary, without prior approval of the Delaware insurance commissioner. Generally, any person who acquires beneficial ownership of 10% or more of our outstanding voting securities would be presumed to have acquired such control unless the Delaware insurance commissioner upon application determines otherwise. Beneficial ownership includes the acquisition, directly or indirectly (by revocable proxy or otherwise), of voting shares of Scottish Annuity & Life Holdings, Ltd. If any person acquires 10% or more of the outstanding ordinary shares in violation of such provisions, our Delaware insurance subsidiary or the Delaware insurance commissioner is entitled to injunctive relief, including enjoining any proposed acquisition, or seizing ordinary shares owned by such person, and such ordinary shares would not be entitled to be voted.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information more fully described elsewhere in this prospectus supplement. While we have highlighted what we believe is the most important information about Scottish Annuity & Life Holdings, Ltd. and this offering in this summary, you should read this entire prospectus supplement carefully, including "Risk Factors," before deciding to invest in our ordinary shares. References in this prospectus supplement to "Scottish Annuity & Life" are to Scottish Annuity & Life Holdings, Ltd. and references to "we," "our" and "us" are to Scottish Annuity & Life Holdings, Ltd. and its subsidiaries.

Scottish Annuity & Life Holdings, Ltd.

Overview

Scottish Annuity & Life is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Through our operating subsidiaries, we are engaged in the reinsurance of life insurance, annuities and annuity-type products. These products are written by life insurance companies and other financial institutions located principally in the United States, as well as around the world. We refer to this portion of our business as life reinsurance. To a lesser extent, we directly issue variable life insurance and variable annuities and similar products to high net worth individuals and families for insurance, investment and estate planning purposes. We refer to this portion of our business as wealth management.

We have operating companies in Bermuda, the Cayman Islands, Ireland, the United Kingdom and the United States. Our flagship subsidiaries are Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc. and World-Wide Reassurance Company Limited. Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. are each rated "A- (excellent)" for financial strength by A.M. Best Company, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch Ratings, which is third highest of twelve rating levels, "A3 (good)" for financial strength by Moody's, which is seventh highest of twenty-one rating levels, and "A- (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-one rating levels. World-Wide Reassurance is rated "A- (excellent)" for financial strength by A.M. Best, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch Ratings, which is third highest of twelve rating levels and "A- (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-one rating levels. These ratings are based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors.

We have grown to be one of the 10 largest life reinsurers serving the U.S. market (based on the amount of new life reinsurance business assumed in 2002) since our formation in 1998. On December 31, 2001, we expanded our business outside of North America by acquiring World-Wide Holdings Limited, which we call "World-Wide Holdings," and its subsidiary, World-Wide Reassurance Company Limited, which we call "World-Wide Reassurance," from Pacific Life Insurance Company, which we call "Pacific Life," in exchange for 4,532,380 of our ordinary shares. World-Wide Reassurance, formed in 1964, is a U.K.-based reinsurer of group life insurance, individual life insurance, airline pilot "loss of license" insurance and certain dread disease insurance business in Asia, Europe, Latin America, the Middle East and North Africa.

As of March 31, 2003, we had consolidated assets of $3.5 billion and consolidated shareholders' equity of $500.1 million.

Our Business

Life Reinsurance

Reinsurance is an arrangement under which an insurance company known as the reinsurer agrees, in a contract called a treaty, to assume specified risks of another insurance company known as the ceding company. The reinsurer may assume all or a portion of the insurance underwritten by the ceding company. In exchange for assuming the risks of the ceding company, the reinsurer receives some or all of the premium and, in certain cases, investment income derived from the assets supporting the reserves of the reinsured policies. Reinsurance permits primary insurers to diversify their risks over larger pools of risks, and to write insurance policies in amounts larger than they are willing or able to retain. Also, reinsurers have the ability to structure treaties that allow the ceding companies to achieve other business and financial objectives such as:

•	decreasing the volatility of their earnings,
•	improving their capital position by reducing the financial strain associated with new business production or by increasing their risk-based capital ratios,
•	entering new lines of business and offering new products, and
•	exiting discontinued lines of business.

In addition, reinsurers may also purchase reinsurance, or "retrocession" coverage, to limit their own risk exposure.

We have three categories of life reinsurance products, which we call Traditional Solutions, Financial Solutions and Acquired Solutions.

•	Traditional Solutions. In our Traditional Solutions business, we reinsure the mortality risk on life insurance policies written by primary insurers. This business is often referred to as traditional life reinsurance. We write our Traditional Solutions business predominantly on an automatic basis with respect to newly written life insurance policies. This means that we automatically reinsure all policies written by a ceding company that meet the underwriting criteria specified in the treaty with the ceding company. In the North American market, our direct sales force targets the top 60 life insurance companies. We count 46 of these 60 as current customers. These companies are responsible for originating the majority of all term life insurance written in that market. World-Wide Reassurance offers traditional life reinsurance products outside of North America, focusing primarily on the reinsurance of short term, group life policies in niche market sectors.
•	Financial Solutions. In our Financial Solutions business, we offer reinsurance solutions that improve the financial position of our clients by increasing their capital availability and statutory surplus. This business is often referred to as financial reinsurance. These solutions include contracts under which we assume the investment and persistency risks of existing, as well as newly written, blocks of business. The products reinsured include annuities and annuity-type products, cash value life insurance and, to a lesser extent, disability products that are in a pay-out phase.
•	Acquired Solutions. In our Acquired Solutions business, we provide our clients with exit strategies for discontinued lines, closed blocks, or lines not providing a good fit for a company's growth strategies. With our assuming full responsibility and management of these contracts, our clients can focus and concentrate their full efforts and resources on core strategies.

The traditional life reinsurance industry has experienced significant growth over the past several years. According to an industry survey, the face amount of traditional life reinsurance assumed in the United States has grown from approximately $261 billion in 1995 to approximately $1.1 trillion in 2002, a 23% compounded annual growth rate. During the same period, the face amount of life insurance written in the United States has grown from approximately $1.1 trillion in 1995 to approximately $1.7 trillion in 2002, a 7% compounded annual growth rate.

We believe that the following trends have contributed and will continue to contribute to the increasing demand for life reinsurance and increased business opportunities for us:

•	Consolidation in the life insurance industry. Consolidation in the life insurance industry may create opportunities for life reinsurers. Life reinsurers provide financial reinsurance to help acquirors finance the cash portion of an acquisition, and we expect that any additional consolidation in the life insurance business may result in incremental opportunities for life reinsurers. In addition, in the context of an acquisition, an acquiror may focus on the most promising lines of business and divest non-core lines of business through reinsurance.
•	Consolidation in the life reinsurance industry. There have been a number of merger and acquisition transactions within the life reinsurance industry in recent years. The consolidation of the life reinsurance industry has reduced the amount of life reinsurance capacity available and caused primary insurers to be exposed to concentrated counter-party risk with the larger consolidating reinsurers. We believe that consolidation will continue and ceding companies will reinsure a portion of their business with smaller reinsurers like us in order to reduce their counter-party risk.
•	Increased capital sensitivity. We believe that insurance companies are focused on capital efficiency and return on capital. As a result, primary insurers are increasingly utilizing the outside capital provided by reinsurance to help finance growth and to free up capital to pursue new businesses. We believe that the demutualization of life insurance companies contributes to this trend as these newly publicly-traded companies are motivated to improve their operating performance for their investor base.
•	Flight to quality. Particularly in the wake of the terrorist attacks in the United States on September 11, 2001, we believe that ceding companies are increasingly focused on the financial strength ratings of their reinsurers, as well as the aggregate amount of capital maintained by their reinsurers.
•	Expanding overseas markets. We believe that the trends described above in the North American market are also influencing the reinsurance industry throughout the world. In addition, we believe there are increasing opportunities in markets such as Asia, Europe, Latin America, the Middle East and North Africa, where the life reinsurance industry is either developing or expanding.
•	Changing demographics. We expect that the increasing number of "baby boomers" reaching middle and late middle age will increase the demand for products which address retirement planning, estate planning and survivorship issues. In addition, we believe that longer life expectancies and the reduction in government and employer-sponsored benefit programs will increase the demand for life insurance and annuities. We expect this increased demand for insurance to increase demand for reinsurance products.

Wealth Management

Our variable life insurance and variable annuity products offer high net worth clients the benefits of investment-oriented insurance products for use in tax and estate planning. Offering our products from companies based in Bermuda and the Cayman Islands provides us greater flexibility in structuring these products. We receive fee income based on the assets associated with our products. Our products are targeted towards high net worth individuals and families who generally have a liquid net worth of more than $10 million. The wealth management business requires relatively little capital and we believe that it generates a stable source of fee income. We expect that the market for products aimed at high net worth individuals and families will expand as the number of high net worth individuals needing tax and estate planning services and expertise grows.

Our Strategy

Our strategy is to use our experience and structural advantages to focus on life reinsurance and insurance products where we can deliver specialized advice and products to our customers. We plan to increase the value of our franchise by focusing on the following:

•	Expanding the size and depth of our reinsurance client base. We will continue to expand our core U.S. business by attempting to gain a larger share of the U.S. life reinsurance market both by adding new clients and expanding the business relationships with existing clients. In addition, we may pursue selected strategic acquisitions of other life reinsurance businesses.
•	Growing our overseas business. We will leverage the specialized knowledge and established relationships of World-Wide Reassurance to continue our growth in the less competitive life reinsurance markets outside of North America.
•	Increasing our fee income. We will continue to increase our fee income from both life reinsurance transactions and our wealth management business.
•	Enhancing our financial strength. We will continue to enhance our capital position and financial strength to meet the security needs of our customers and the capital requirements of rating agencies. By enhancing our financial strength and capital resources, we would expect to have opportunities to participate in reinsurance transactions in which we might not be currently eligible to participate. We also expect that enhancing our financial position will allow us to reduce our cost of, and improve our access to, capital.
•	Capitalizing on our reinsurance experience. We will continue to focus our marketing efforts on products that allow us to capitalize on the extensive experience of our management and key employees.
•	Leveraging efficient operating structure and organizational flexibility. We will continue to leverage our ability to conduct business in multiple jurisdictions, which provides us with a flexible and efficient operating platform. Moreover, as we grow our businesses and leverage the capabilities of our corporate infrastructure, we expect to improve our operating margins.
•	Building our wealth management business. We will continue to increase our separate account assets by increasing the number of wealth management clients.

Other Information

We are a Cayman Islands exempted company with our principal executive office in Bermuda. The mailing address of our principal executive office is P.O. Box 2939, Hamilton HM MX, Bermuda. Our street address is Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda and our telephone number is (441) 295-4451. Our Internet address is http://www.scottishannuity.com. Information contained on our website does not constitute part of this prospectus supplement.

The Offering

Ordinary Shares offered	7,000,000 shares

Ordinary Shares to be outstanding after this offering	33,363,042 shares

Use of proceeds	We estimate that the net proceeds of this offering will be $ million, based on an assumed public offering price of $ per share ($ million if the underwriters exercise their over-allotment option in full). We expect to use the net proceeds from the sale of 6,000,000 of our ordinary shares in this offering for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions, working capital, repayment or redemption of outstanding debt and other corporate purposes. Pursuant to an agreement we have entered into with Pacific Life, we will use the remainder of the net proceeds from the sale of our ordinary shares in this offering to purchase from Pacific Life 1,000,000 of our ordinary shares (and an additional 525,000 of our ordinary shares if the underwriters exercise the over-allotment option in full) at a price per share equal to the public offering price per share of this offering, minus underwriting discounts and commissions.

New York Stock Exchange Symbol	"SCT"

Over-allotment option	We have granted the underwriters a 30-day option to purchase from us from time to time up to an additional 1,050,000 of our ordinary shares to cover over-allotments. We will use 50% of the net proceeds from any exercise of this option to purchase our ordinary shares from Pacific Life as described above.

The number of ordinary shares to be outstanding after this offering shown above is based on our ordinary shares outstanding as of July 1, 2003, as adjusted for the 7,000,000 shares offered by this prospectus supplement and the repurchase and cancellation of 1,000,000 of our ordinary shares from Pacific Life. It excludes:

•	Up to 1,050,000 ordinary shares issuable by us if the underwriters exercise their over-allotment option in full;
•	5,297,098 ordinary shares issuable upon the conversion of the 4.50% Senior Convertible Notes pursuant to their terms;
•	3,383,578 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of $13.33 per share as of July 1, 2003; and
•	2,850,000 ordinary shares issuable upon exercise of outstanding warrants at an exercise price of $15.00 per share.

Except as otherwise noted in this prospectus, we have assumed that the underwriters will not exercise their over-allotment option.

Summary Consolidated Financial Data

The following table presents summary consolidated financial data of Scottish Annuity & Life prepared in accordance with accounting principles generally accepted in the United States, which we call GAAP. The summary consolidated financial data as of and for the years ended December 31, 2002, 2001 and 2000 are derived from our audited consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement. Consolidated balance sheet data as of December 31, 2001 reflect the acquisition of World-Wide Holdings, but consolidated statements of income data for the years ended December 31, 2001 and 2000 do not reflect the results of World-Wide Holdings, as the transaction was completed at the close of business on December 31, 2001. The financial information below as of and for the three months ended March 31, 2003 and 2002 has been derived from the unaudited consolidated financial statements which were included in our Quarterly Reports on Form 10-Q previously filed with the SEC. We believe that such unaudited financial data fairly reflect our consolidated results of operations and the consolidated financial condition for such period. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The information under "As Adjusted" in the Consolidated balance sheet data below reflects the 7,000,000 ordinary shares in this offering at an assumed public offering price of $             per share, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, and the repurchase and cancellation of 1,000,000 of our ordinary shares from Pacific Life.

	Three Months Ended March 31,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(dollars in thousands, except per share amounts)
	(unaudited)
Consolidated statements of income data:
Total revenues (1)	$96,876	$53,460	$305,880	$120,962	$83,934
Total benefits and expenses (1)	89,460	48,155	275,556	103,658	68,012
Net income before income taxes (1)	7,416	5,305	30,324	17,304	15,922
Net income	7,243	4,998	32,524	16,839	15,971
Basic net income per share	0.27	0.25	1.29	1.08	1.01
Diluted net income per share	0.26	0.23	1.23	1.02	1.00
Cash dividends per share	0.05	0.05	0.20	0.20	0.20
Weighted average number of shares outstanding:
Basic	26,940,294	20,146,139	25,190,283	15,646,106	15,849,657
Diluted	28,120,662	21,352,993	26,505,612	16,485,338	15,960,542

	As of March 31,		As of December 31,
	2003		2002	2001	2000
	Actual	As Adjusted
	(dollars in thousands)
	(unaudited)
Consolidated balance sheet data:
Total fixed maturity investments	$1,197,962	$1,197,962	$1,003,946	$583,890	$581,020
Segregated assets	669,644	669,644	653,588	602,800	409,660
Total assets	3,504,704		3,291,226	2,141,566	1,168,518
Reserves for future policy benefits	403,599	403,599	386,807	379,618	182,391
Interest sensitive contract liabilities	1,748,466	1,748,466	1,567,176	718,815	310,755
Segregated liabilities	669,644	669,644	653,588	602,800	409,660
Long-term debt	132,500	132,500	132,500	—	—
Total liabilities	3,004,614	3,004,614	2,800,134	1,810,284	926,134
Total shareholders' equity	500,090		491,092	331,282	239,564

(1)	The amounts presented for the year ended December 31, 2001 and 2000 have been reclassified to conform to the current period presentation.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before you invest in our ordinary shares, you should carefully consider the following risks and cautionary statements, as well as the other information set forth in this prospectus supplement. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, the trading price of our ordinary shares could decline, and you could lose all or a substantial portion of your investment.

Risks Related to Our Business

A downgrade in the financial ratings of our insurance subsidiaries could make us less competitive.

Ratings are an important factor in attracting business in both our life reinsurance and wealth management businesses. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. Rating organizations assign ratings based upon several factors. Although most of the factors considered relate to the rated company, some of the factors take into account general economic conditions and circumstances outside the rated company's control. Our flagship subsidiaries are Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc. and World-Wide Reassurance Company Limited, Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. are each rated "A- (excellent)" for financial strength by A.M. Best, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch Ratings, which is third highest of twelve rating levels, "A3 (good)" for financial strength by Moody's, which is seventh highest of twenty-one rating levels and "A- (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-one rating levels. World-Wide Reassurance is rated "A-(excellent)" for financial strength by A.M. Best, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch Ratings, which is third highest of twelve rating levels and "A- (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-one rating levels. The objective of ratings organizations is to provide an opinion of an insurer's financial strength and ability to meet ongoing obligations to its policyholders. These ratings are subject to periodic review by the relevant rating agency and may be revised downward or withdrawn at the sole discretion of the rating agency. In addition, these ratings are not an evaluation directed to investors in our ordinary shares and are not recommendations to buy, sell or hold our ordinary shares. Although since our formation in 1998 none of our operating subsidiaries has been downgraded, a downgrade in or withdrawal of one or more ratings of any one of our insurance subsidiaries could adversely affect its ability to sell products, retain existing business, and compete for attractive acquisition opportunities.

Inadequate risk analysis and underwriting may result in a decline in our profits.

Our success depends on our ability to assess accurately and manage the risks associated with the business that we reinsure. We have developed risk analysis and underwriting guidelines, policies, and procedures with the objective of controlling the quality of the business as well as the pricing of the risk we are assuming. Among other things, these processes rely heavily on our underwriting, our analysis of mortality trends and lapse rates, and our understanding of medical improvements and their impact on mortality. If these processes are inadequate or are based on inadequate information, we may not establish appropriate premium rates and our reserves may not be adequate to cover our losses. In addition, we are dependent on the original underwriting decisions made by, and information provided to us by, ceding companies. We are subject to the risk that the ceding clients may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume. To the extent actual claims exceed our underlying assumptions, we will be required to increase our liabilities, which will reduce our profits in the period in which we identify the deficiency. We are also subject to similar risks relating to World-Wide Reassurance's business because information provided to World-Wide Reassurance by ceding companies in certain non-U.S. jurisdictions may be less comprehensive than information provided by ceding companies in the United States.

Reserves are estimates based on actuarial and statistical projections at a given point in time of what we ultimately expect to pay out on claims and benefits based on facts and circumstances then known, predictions of future events, estimates of future trends in mortality, morbidity and other variable factors such as persistency, inflation and interest rates. Because of the many assumptions and estimates involved in establishing reserves, the reserving process is inherently uncertain.

Our estimation of reserves may be less reliable than the reserve estimations of a reinsurer with a greater volume of business and more established loss history. Actual losses and benefits may deviate, perhaps substantially, from estimates of reserves contained in our financial statements and could at times exceed our reserves. If our losses and benefits exceed our reserves, our earnings may significantly decline.

Our life reinsurance contracts and variable life insurance policies expose us to mortality risk.

Adverse mortality risk is the risk that death claims may differ from the amount we assumed in pricing our reinsurance contracts and our variable life insurance policies. Mortality experience that is less favorable than the mortality rates that we assumed will negatively affect our net income.

Our variable life insurance policies, which provide a death benefit, are purchased by a relatively small group of high net worth individuals. Our risk exposure is greater with a narrow risk pool having a small number of high net worth individuals because this group is a subset of the general population. Additionally, our risk exposure is higher because we retain an average coverage per life of $381,000 on these policies, as opposed to an average coverage per life in our life reinsurance contracts of $51,000.

Additionally, we are a relatively new company and many of our competitors for reinsurance contracts and variable life insurance policies are significantly larger, have larger operating histories and a broader risk pool. As a consequence, our associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of a competitor with a broader risk pool. Furthermore, with mortality exposure, even if the total benefits paid over the life of the contract do not exceed the expected amount, sporadic timing of deaths can cause us to pay more benefits in a given accounting period than expected, adversely impacting short-term profitability in any particular quarter or year.

If our investment strategy is not successful, we could suffer unexpected losses.

The success of our investment strategy is crucial to the success of our business. Specifically, we are subject to:

•	market value risk, which is the risk that our invested assets will decrease in value. This decrease in value may be due to a change in the yields realized on our assets and prevailing market yields for similar assets, an unfavorable change in the liquidity of the investment or an unfavorable change in the financial prospects or a downgrade in the credit rating of the issuer of the investment;
•	reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than expected; and
•	liquidity risk, which is the risk that liabilities are surrendered or mature sooner than anticipated and that we may have to sell assets at an undesirable time to provide for policyholder surrenders or withdrawals.

We attempt to address such risks in product pricing and in establishing policy reserves. If our assets do not properly match our anticipated liabilities or our investments do not provide sufficient returns to enable us to satisfy our guaranteed fixed benefit obligations then our profits and financial condition would deteriorate. Also, declines in the value of our investments that provide collateral for reinsurance contracts would require us to post additional collateral.

In addition, our investment portfolio includes mortgage-backed securities, known as MBSs, and collateralized mortgage obligations, known as CMOs. As of March 31, 2003, MBSs and CMOs constituted approximately 17.5% of our invested assets. As with other fixed income investments, the fair value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and MBSs and CMOs are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates.

Although we have not done so in the past, we may also enter into foreign currency, interest rate and credit derivatives and other hedging transactions in an effort to manage risks. Structuring these derivatives and hedges so as to effectively manage these risks is an inherently uncertain process. If our calculations are incorrect, or if we do not properly structure our derivatives or hedges, we may have unexpected losses and our assets may not be adequate to meet our needed reserves, which could adversely affect our business, earnings and financial condition.

General economic conditions affect the markets for interest-rate-sensitive securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected changes in general economic conditions could create volatility or illiquidity in these markets in which we hold positions and harm our investment return.

In certain reinsurance contracts we do not maintain control of the invested assets, which may limit our ability to control investment risks on these assets and may expose us to credit risk of the ceding company.

As part of our business we enter into reinsurance agreements on a modified coinsurance basis. In these transactions, the ceding insurance company retains the assets supporting the ceded business and manages them for our account. As of March 31, 2003, approximately $1.1 billion of assets were held by ceding companies under modified coinsurance agreements and were recorded under "funds withheld at interest" on our balance sheet. Although the ceding company must adhere to general standards agreed to by us for the management of these assets, we do not control the selection of the specific investments or the timing of the purchase or sale of investments made by the ceding company. Accordingly, we may be at risk if the ceding company selects investments that deviate from our agreed standards or if the ceding company performs poorly in the purchase, sale and management of those assets. In addition, these assets are not segregated from the ceding company's other assets, and we may not be able to recover all of these assets in the event of the insolvency of the ceding insurer. In certain other reinsurance arrangements, we may place assets in a trust in order to provide the ceding company with credit for reinsurance on its financial statements. Although we generally have the right to direct the investment of assets in these trusts, in the event of the insolvency of the ceding company, its receiver may attempt to take control of those assets.

Interest rate fluctuations could lower the income we derive from the difference between the interest rates we earn on our investments and interest we pay under our reinsurance contracts.

Significant changes in interest rates expose us to the risk of not earning income or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts.

Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of falling interest rates, our investment earnings will be lower because new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on our contracts that reinsure life insurance policies or annuities with cash value components. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our contracts that reinsure life insurance policies or annuities with cash value components. We may not, however, have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates under our reinsurance contracts. Although we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, significant changes in interest rates caused by factors beyond our control such as changes in governmental monetary policy or political conditions may negatively affect our interest rate spreads.

Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

The fee income we earn from our variable life and variable annuity business can be reduced by decreases in the level of assets maintained in separate accounts.

In our variable life insurance and variable annuity business, we generate revenues from fees that are charged as a percentage of the assets in the separate accounts supporting these policies. The level of assets in the separate accounts depends, in part, on the performance of the underlying investments, early withdrawals and death claims. If the asset values in these accounts decline, our fee income from this business will be reduced. Fee income on variable annuity business represented 1.1%, 2.6% and 2.6% of total revenues in 2002, 2001 and 2000, respectively. For the quarter ended March 31, 2003 and 2002, fee income on variable annuity business represented 1.0% and 1.5% of total revenues, respectively.

A prolonged economic downturn could reduce the demand for annuity and life insurance products, which could substantially reduce our revenues.

A prolonged general economic downturn or poor performance of the equity and other capital markets, such as the U.S. economy has recently experienced, or similar conditions in the future, could lower the demand for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the demand for annuities or life insurance decreased.

Policyholder withdrawals or recaptures of reinsurance treaties could force us to sell investments at a loss and take a larger than anticipated charge for amortization of deferred acquisition costs.

Some of the products offered by our insurance subsidiaries and some of the products offered by primary insurance companies that we reinsure allow policyholders and contract holders to withdraw their funds under defined circumstances. In addition, our reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually 10 years, subject to various conditions or upon a downgrade of any of our financial strength ratings or our failure to satisfy other financial conditions. Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers.

In addition, when we issue a new insurance policy or annuity contract or write a reinsurance contract, we defer a portion of the related acquisition costs by establishing a deferred acquisition cost asset on the balance sheet. This asset is amortized over the expected term of the acquired business based on certain assumptions about the performance and persistency of that business and investment experience. To the extent surrender, withdrawal or recapture activity is greater than we assumed or investment experience is worse than we assumed, we may incur a non-cash charge to write down the deferred acquisition cost asset. Any such charge may be partially offset by recapture and surrender fees.

One of our customers exercised a right of recapture in April 2001, requiring us to pay $185.7 million to the customer. Because we had expected the recapture, we did not have to dispose of assets at a loss and we had already fully amortized the deferred acquisition costs. In December 2002, another of our customers exercised a right of recapture requiring us to pay $49.3 million to the customer. In that case, we did not have to dispose of assets at a loss and we recovered all of our unamortized deferred acquisition costs relating to the transaction. However, because recapture rights can be triggered by circumstances which may be unforeseeable, such as rating decreases or production shortfalls, we may not be able to anticipate future recaptures and make adequate preparations to reduce their impact on us. If recaptures occur and we do not make adequate preparations, our earnings and financial condition could decline.

We take counter-party risk with respect to our retrocessionaires.

We cede some of the business that we reinsure to other reinsurance companies, known as retrocessionaires. We assume the risk that the retrocessionaire will be unable to pay amounts due to us because of its own financial difficulties. The failure of our retrocessionaires to pay amounts due to us will not absolve us of our responsibility to pay ceding companies for risks that we reinsure. Failure of retrocessionaires to pay us could materially harm our business, results of operations and financial condition.

Terrorist attacks and related events may adversely affect our business and results of operations.

The terrorist attacks on the United States and ensuing events or any future attacks may have a negative impact on our business and results of operations due to the loss of lives that we insure or reinsure and the impact on the U.S. and global economies and the demand for our products. We believe that our reinsurance programs, including our catastrophe coverage, will limit our net losses in individual life claims relating to the September 11, 2001 terrorist attacks to approximately $750,000. We cannot assure you, however, as to the extent of claims development or recoverability of any such claims, particularly in light of the magnitude and unprecedented nature of the terrorist attacks of September 11, 2001. If there are future terrorist attacks, we cannot assure you that our business, financial condition or results of operations will not be adversely affected.

Economic and political instability in developing countries could harm our business prospects.

We conduct our business in various developing countries within Asia, Latin America, the Middle East, North Africa and Southern and Eastern Europe. We plan to continue to expand our business in these locations. Political and economic instability as well as armed conflict in these countries could adversely impact our ability to write new business originating in these countries. Such adverse impact, if significant, could reduce our earned premiums and, accordingly, could reduce our net income.

Any future acquisitions may expose us to operational risks.

We have made, and may in the future make, strategic acquisitions, either of other companies or selected blocks of business. Any future acquisitions may expose us to operational challenges and risks, including:

•	integrating financial and operational reporting systems;
•	establishing satisfactory budgetary and other financial controls;
•	funding increased capital needs and overhead expenses;
•	obtaining management personnel required for expanded operations;
•	funding cash flow shortages that may occur if anticipated sales and revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties; and
•	the value of assets acquired may be lower than expected or may diminish due to credit defaults or changes in interest rates and liabilities assumed may be greater than expected.

Our failure to manage successfully these operational challenges and risks may impact our results of operations.

The loss of any of our key employees or our inability to retain them could negatively impact our business.

Our success substantially depends upon our ability to attract and retain qualified employees and upon the ability of our senior management and other key employees to implement our business strategy. We believe there are only a limited number of available qualified executives in the business lines in which we compete. We rely substantially upon the services of Michael C. French, our Chief

Executive Officer, Scott E. Willkomm, our President, Thomas A. McAvity, Jr., our Chief Investment Officer, Elizabeth A. Murphy, our Chief Financial Officer, Clifford J. Wagner, our Chief Actuary, Oscar Scofield, the Chief Executive Officer of Scottish Re (U.S.), Inc., J. Clay Moye, the President of Scottish Re (U.S.), Inc., and David Huntley, Chief Executive Officer of World-Wide Reassurance. Each of the foregoing members of senior management have employment agreements, and we maintain $5,000,000 key man life insurance policies for each of Mr. French, Mr. Willkomm, Ms. Murphy and Mr. Scofield. We believe we have been successful in attracting and retaining key personnel since our inception. The loss of the services of members of our senior management, or our inability to hire and retain other talented personnel from the very limited pool of qualified insurance professionals, could delay or prevent us from fully implementing our business strategy which could harm our financial performance.

We are exposed to foreign currency risk.

Our functional currency is the United States dollar. However, our U.K. subsidiaries, World-Wide Holdings and World-Wide Reassurance, maintain a part of their investment portfolio and operating expense accounts in British pounds and receive other currencies in payment of premiums. All of World-Wide Reassurance's original U.S. business is settled in United States dollars, all Canadian, South American and certain Asia and Middle East business is converted and settled in United States dollars, and all other currencies are converted and settled in British pounds. The results of the business in British pounds are then translated to United States dollars. World-Wide Reassurance attempts to limit substantial exposures to foreign currency risk, but does not actively manage currency risks. To the extent our foreign currency exposure is not properly managed or otherwise hedged, we may experience exchange losses, which in turn would lower our results of operations and harm our financial condition.

Our insurance subsidiaries are highly regulated, and changes in these regulations could harm our business.

Our insurance and reinsurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include trade and claim practices, accounting methods, premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders. Moreover, insurance laws and regulations, among other things:

•	establish solvency requirements, including minimum reserves and capital and surplus requirements;
•	limit the amount of dividends, tax distributions, intercompany loans and other payments our insurance subsidiaries can make without prior regulatory approval;
•	impose restrictions on the amount and type of investments we may hold; and
•	require assessments to pay claims of insolvent insurance companies.

The National Association of Insurance Commissioners, which we call the NAIC, continuously examines existing laws and regulations. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

If Scottish Annuity & Life or any of our subsidiaries were to become subject to the laws of a new jurisdiction where Scottish Annuity & Life or that subsidiary is not presently admitted, they may not be in compliance with the laws of the new jurisdiction. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could harm our financial results and operations.

Life reinsurance and wealth management are highly competitive industries, which could limit our ability to gain or maintain our competitive position.

The life reinsurance industry is highly competitive, and we encounter significant competition from other reinsurance companies, as well as competition from other providers of financial services. Competition in the reinsurance business is based on price, financial strength ratings, reputation, experience, relationships and service. Many of our competitors are significantly larger, have greater financial resources and have longer operating histories than we do. Competition from other reinsurers could adversely affect our competitive position. We consider our major competitors to include Swiss Re, Reinsurance Group of America Inc., Munich American Reassurance Company, ING Reinsurance, Transamerica Reinsurance and Employers Reinsurance Corporation.

The wealth management business is also highly competitive. Our wealth management products primarily compete with those issued by insurance companies. To the extent that our products provide for management of the underlying separate accounts by independent investment managers, our products compete with mutual funds and other investment or savings vehicles. Many companies offering these products are significantly larger, have longer operating histories, have more extensive distribution capability and have access to greater financial and other resources than we do.

Our ability to pay dividends is limited.

We are a holding company, with our principal assets consisting of the stock of our insurance company subsidiaries. Our ability to pay dividends on the ordinary shares depends significantly on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to us in the form of intercompany loans. Our insurance company subsidiaries are subject to various state and foreign government statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. If insurance regulators at any time determine that payment of a dividend or any other payment to an affiliate would be detrimental to an insurance subsidiary's policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends or other payments to affiliates that would otherwise be permitted without prior approval.

Risks Related to Taxation

If the current U.S. tax treatment of life insurance and annuity products is significantly changed, or if other investments are afforded more favorable tax treatment than under current law, the market for our life insurance, annuity or reinsurance products could suffer as a result.

The market for many annuity and variable life insurance products for persons subject to U.S. federal income tax is based in large part on the favorable tax treatment these products receive relative to certain other financial products. Any material change in such tax treatment, such as the imposition of a "flat tax" or a national sales tax in lieu of the current U.S. federal income tax structure, the repeal of the estate tax, or the taxation of the "inside build-up" of life insurance or annuity contracts, could significantly reduce the market for our annuity, life insurance, and reinsurance products.

If we are determined to be conducting business in the United States, we could be liable for
U.S. federal income taxes.

Scottish Annuity & Life is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Scottish Annuity & Life and its non-U.S. subsidiaries believe they have operated and intend to continue operating in a manner such that neither Scottish Annuity & Life nor any of its non-U.S. subsidiaries will be treated as engaging in a trade or business in the United States and thus will not be subject to U.S. federal income taxation on net income. Because there are no definitive standards provided by the Code, regulations or court decisions as to which activities constitute being engaged in the conduct of a trade or business within the United States and as the determination is essentially factual in nature, the United States Internal Revenue

Service (which we refer to as the IRS) could contend that Scottish Annuity & Life or one or more of its non-U.S. subsidiaries, are engaged in a trade or business in the United States for U.S. federal income tax purposes, and thus may be subject to U.S. federal income tax and "branch profits" tax on net income. The highest marginal federal income tax rates currently are 35% for a corporation's income that is effectively connected with a U.S. trade or business and 30% for the "branch profits" tax.

If we are treated as a controlled foreign corporation, a passive foreign investment company or if we generate more than a permissible amount of related person insurance income, U.S. persons who own our ordinary shares may be subject to U.S. federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of our ordinary shares.

We believe that we were not a controlled foreign corporation or a passive foreign investment company nor have we generated an impermissible amount of related person insurance income for the year ended December 31, 2002, and, although no assurances can be given, we do not expect to be a controlled foreign corporation, passive foreign investment company or to generate an impermissible amount of related person insurance income for the current year or in the future. Our shareholders who are U.S. persons may be required to include in gross income for U.S. federal income tax purposes our undistributed earnings if we are treated as a controlled foreign corporation, a passive foreign investment company, or if we have generated more than a permissible amount of related person insurance income. In addition, in certain cases gain on the disposition of our ordinary shares may be treated as ordinary income.

Controlled Foreign Corporation.    Each U.S. 10% shareholder of a controlled foreign corporation on the last day of the controlled foreign corporation's taxable year generally must include in gross income for U.S. federal income tax purposes such shareholder's pro-rata share of the controlled foreign corporation's subpart F income, even if the subpart F income has not been distributed. For purposes of this discussion, the term "U.S. 10% shareholder" includes only persons who, directly or indirectly (or through the application of certain "constructive" ownership rules), own 10% or more of the total combined voting power of all class of stock of the foreign corporation. In general, a non-U.S. insurance company is treated as a controlled foreign corporation only if such U.S. 10% shareholders collectively own more than 25% of the total combined voting power or total value of the company's capital stock for an uninterrupted period of 30 days or more during any year. At the present time, Pacific Life, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company, each of which we call a Pacific Life Entity, own approximately 16.6% (and are permitted to own up to 24.9%) of our ordinary shares and, as such, are U.S. 10% shareholders. If any other U.S. person acquires 10% or more of our ordinary shares, Scottish Annuity & Life would be treated as a controlled foreign corporation. In order to prevent Scottish Annuity & Life or any of its non-U.S. subsidiaries from being treated as a controlled foreign corporation, our articles of association prohibit the ownership by any person of shares that would equal or exceed 10% (or that would exceed 24.9% in the case of the Pacific Life Entities) of any class of the issued and outstanding Scottish Annuity & Life shares and provide a "voting cutback" that would, in certain circumstances, reduce the voting power with respect to Scottish Annuity & Life shares to the extent necessary to prevent the Pacific Life Entities from owning more than 24.9% of the voting power of Scottish Annuity & Life, and any other shareholder owning more than 9.9% of the voting power of Scottish Annuity & Life. We believe, based upon information made available to us and to LeBoeuf, Lamb, Greene & MacRae, L.L.P., regarding our existing shareholder base and upon the advice of LeBoeuf, Lamb, Greene & MacRae, L.L.P., that the dispersion of our share ownership (other than with respect to the Pacific Life Entities) and the provisions of our articles of association restricting the transfer, issuance and voting power of our ordinary shares should prevent any person (other than the Pacific Life Entities) from becoming a U.S. 10% shareholder of Scottish Annuity & Life and/or its non-U.S. subsidiaries, however, some of these provisions have not been directly passed on by the IRS, or by any court, in this context. If, in addition to Pacific Life, a U.S. person were to become a U.S. 10% shareholder of Scottish Annuity & Life and/or its non-U.S. subsidiaries in the future, the share ownership of such person together with that of the Pacific Life Entities would cause Scottish Annuity & Life and/or its non-U.S. subsidiaries to be treated as controlled foreign corporations and such U.S. 10% shareholder would be required to include in gross income its allocable share of subpart F income of Scottish Annuity & Life and/or its non-U.S. insurance subsidiaries.

Related Person Insurance Income.    If Scottish Annuity & Life's related person insurance income determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year, direct or indirect insureds and persons related to such insureds were directly or indirectly to own 20% or more of the voting power or value of Scottish Annuity & Life's capital stock, and U.S. persons directly or indirectly own collectively 25% or more of our ordinary shares (without regard to whether any U.S. person is a U.S. 10% shareholder), such U.S. persons who own our ordinary shares on the last day of the taxable year would be required to include the U.S. person's pro-rata share of Scottish Annuity & Life's related person insurance income for the taxable year in his or her gross income for U.S. federal income tax purposes, determined as if such related person insurance income were distributed proportionately to such U.S. person at that date. Related person insurance income is generally underwriting premium and related investment income attributable to insurance or reinsurance policies when the direct or indirect insureds are direct or indirect U.S. shareholders or are related to such direct or indirect U.S. shareholders. At present, we believe that Scottish Annuity & Life and its non-U.S. subsidiaries should satisfy the 20% RPII ownership exception described herein because the ownership of the shares of Scottish Annuity & Life or any of its non-U.S. subsidiaries by any shareholders that are direct or indirect insureds of any of Scottish Annuity & Life's non-U.S. subsidiaries (or any person related to such insureds) is less than 20% either directly or indirectly through non-U.S. entities of the voting power or value of Scottish Annuity & Life or any of its non-U.S. subsidiaries. Even if the 20% RPII ownership exception described herein is not met, although no assurances can be given, we do not believe that the 20% gross insurance income threshold has been met and we do not expect such threshold to be met in the future. If this is not, or will not continue to be, the case, a person who is a direct or indirect U.S. shareholder would be required to include such person's pro-rata share of Scottish Annuity & Life's related person insurance income for this taxable year.

Dispositions of Our Ordinary Shares.    If we are considered to be a controlled foreign corporation, any gain from the sale or exchange by a U.S. 10% shareholder of our ordinary shares may be treated as a dividend to the extent of our earnings and profits during the period that such shareholder held our shares (with certain adjustments).

If we are considered to have related person insurance income and U.S. persons in the aggregate (without regard to whether any such shareholder is a U.S. 10% shareholder) own 25% or more of the voting power or value of our ordinary shares, any gain from the disposition by a U.S. shareholder of our ordinary shares will generally be treated as a dividend to the extent of such U.S. shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the U.S. shareholder owned the shares. In addition, such U.S. shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned directly or indirectly. However, because Scottish Annuity & Life is not itself directly engaged in the insurance business and because proposed U.S. Treasury regulations applicable to this situation appear to apply only to sales of shares of corporations that are directly engaged in the insurance business, we do not believe that sale of Scottish Annuity & Life shares will be subject to these rules. The IRS, however, could interpret the proposed regulations, or the proposed regulations could be promulgated in final form, in a manner that would cause these rules to apply to dispositions of our ordinary shares.

Passive Foreign Investment Company.    In order to avoid significant potential adverse U.S. federal income tax consequences for any U.S. person who owns our ordinary shares, we must not be subject to treatment as a passive foreign investment company, referred to as a PFIC, in any year in which such U.S. person is a shareholder. In general, a non-U.S. corporation is a PFIC for a taxable year if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. Passive income generally includes interest, dividends and other investment income. Passive income does not, however, include income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Although we believe that Scottish Annuity & Life and its non-U.S. subsidiaries, taken as a whole, are engaged predominantly in insurance and reinsurance activities that involve significant risk transfer and that are otherwise activities of a type normally undertaken by insurance or reinsurance companies, and do not expect to have financial reserves in excess of the reasonable needs of their insurance businesses, it is possible that the IRS could take the position that we are a PFIC. Although we do not believe that we are or will be a passive foreign investment company, the IRS or a court could concur that we are a passive foreign investment company with respect to any given year.

If we are a controlled foreign corporation or if we generate related person insurance income, U.S. tax-exempt organizations who own our ordinary shares may recognize unrelated business taxable income.

A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our insurance income is allocated to the organization. In general, insurance income will be allocated to a U.S. tax-exempt organization if either we are a controlled foreign corporation and the tax-exempt shareholder is a U.S. 10% shareholder or there is related person insurance income and certain exceptions do not apply. Although we do not believe that any U.S. persons will be allocated subpart F insurance income, potential U.S. tax-exempt investors are advised to consult their own tax advisors.

If changes in U.S. tax laws are retroactive, we and/or U.S. persons who own our ordinary shares could be subject to U.S. income taxation on our undistributed earnings.

The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a controlled foreign corporation, has related party insurance income or is a passive foreign investment company are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the passive foreign investment company rules to an insurance company and the regulations regarding related party insurance income are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will have a retroactive effect.

If we do not receive further undertakings from the Cayman Islands, we may become subject to taxes in the Cayman Islands in the future.

Scottish Annuity & Life and our Cayman Islands subsidiaries have received undertakings from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1999 Revision), that until the year 2018 with respect to Scottish Annuity & Life and Scottish Annuity & Life Insurance Company (Cayman) Ltd., and until the year 2014 with respect to The Scottish Annuity Company (Cayman) Ltd., (1) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Scottish Annuity & Life and its Cayman Islands subsidiaries and (2) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Scottish Annuity & Life and its Cayman Islands subsidiaries. We could be subject to Cayman Islands taxes after the applicable dates.

If Bermuda law changes, we may become subject to taxes in Bermuda in the future.

Bermuda currently imposes no income tax on corporations. The Bermuda Minister of Finance, under The Exempted Undertakings Tax Protection Act 1966 of Bermuda, has assured us that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to Scottish Annuity & Life or any of our Bermuda subsidiaries until March 28, 2016. Scottish Annuity & Life or any of our Bermuda subsidiaries could be subject to Bermuda taxes after that date.

The impact of letters of commitment from Bermuda and the Cayman Islands to the Organization for Economic Cooperation and Development to eliminate harmful tax practices may impact us.

The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD's report dated June 26, 2000, Bermuda and the Cayman Islands were not listed as tax haven jurisdictions because they had previously signed a letter committing themselves to eliminate harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or what effect such changes will have on us.

Risks Related to This Offering

The price of our ordinary shares may be subject to fluctuations and volatility.

The market price of our ordinary shares has been subject to fluctuations. During the years ended December 2001 and 2002 the sales prices of our ordinary shares has ranged from $11.13 to $21.63. During the period from January 1, 2003 to July 3, 2003 the market price has varied from $17.18 to $20.52. See "Market Prices and Dividends" for further details of the range of closing sales prices of our ordinary shares. These fluctuations could continue and could cause fluctuations in the price of our ordinary shares. Among the factors that could affect the price of our ordinary shares are those discussed above as well as:

•	actual or anticipated variations in our operating results;
•	introductions of innovations, new services or products or significant price reductions by us or our competitors;
•	changes in financial reports by securities analysts; changes in the ratings of our subsidiaries; the occurrence of major catastrophic events; and general market conditions.

The stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our ordinary shares.

Our ordinary shares are subject to voting and transfer limitations.

Under our articles of association, our board of directors (or its designee) is required to decline to register any transfer of shares, including ordinary shares, if our directors have any reason to believe that such transfer would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of any class of our shares, except that Pacific Life Entities are permitted to transfer ordinary shares to other Pacific Life Entities, so long as the number of shares beneficially owned directly or indirectly by the Pacific Life Entities in the aggregate does not exceed 24.9% of the ordinary shares. Similar restrictions apply to issuances and repurchases of shares by us. Our directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that such transfer may expose us, our subsidiaries or shareholders or any person insured or reinsured or proposing to be insured or reinsured by us to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act of 1933, under any state "blue sky" or other U.S. securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. A transferor of ordinary shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such ordinary shares has been registered on our register of members. We are authorized to request information from any holder or prospective acquiror of ordinary shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.

In addition, our articles of association generally provide that any person (or any group of which such person is a member) other than the Pacific Life Entities, holding directly, or by attribution, or otherwise beneficially owning our voting shares carrying 10% or more of the total voting rights attached to all of our outstanding voting shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. In addition, in the event the Pacific Life Entities hold directly or by attribution or otherwise beneficially own voting shares with more than 24.9% of the total voting rights of our voting shares, the voting rights of the Pacific Life Entities will be reduced so that they may not exercise in the aggregate more than approximately 24.9% of the total voting rights of our voting shares at any given time. Because of the attribution provisions of the Code and the rules of the SEC regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of our voting shares. Further, our board of directors (or its designee) has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors (or its designee) discretion to disregard all votes attached to such shareholder's ordinary shares.

Our articles of association make it difficult to replace directors and to effect a change of control; a large shareholder may have significant influence over potential change in control transactions.

Our articles of association contain certain provisions that make it more difficult for the shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions may make more difficult the acquisition of control of Scottish Annuity & Life by means of a tender offer, open market purchase, a proxy fight or otherwise, including by reason of the limitation on transfers of ordinary shares and voting rights described above. While these provisions are designed to encourage persons seeking to acquire control to negotiate with our board of directors, they could have the effect of discouraging a prospective purchaser from making a tender offer or otherwise attempting to obtain control and may prevent a shareholder from receiving the benefit from any premium over the market price of our ordinary shares offered by a bidder in a potential takeover.

Examples of provisions in our articles of association that could have such an effect include:

•	election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;
•	the total voting power of any shareholder owning 10% or more of the total voting rights attached to our ordinary shares will be reduced to approximately 9.9% of the total voting rights of our ordinary shares;
•	our directors must decline to register the transfer of ordinary shares on our share register that would result in a person owning 10% or more of any class of our shares and may declined certain transfers that they believe may have adverse tax or regulatory consequences;
•	shareholders do not have the right to act by written consent; and
•	our directors have the ability to change the size of the board of directors.

Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our ordinary shares if they are viewed as discouraging changes in management and takeover attempts in the future.

In addition to the provisions in our articles of association which may restrict the ability to effect a change of control, Pacific Life currently owns approximately 16.6% of our outstanding ordinary shares. Also, pursuant to a stockholder agreement, Pacific Life has the right to nominate two persons for election to our board of directors so long as Pacific Life and its affiliates own at least 15% of our outstanding ordinary shares and one such person so long as they own at least 10%. Pacific Life's share ownership and ability to nominate persons for election to our board of directors might provide Pacific Life with significant influence over potential change in control transactions. After the repurchase and cancellation of 1,000,000 shares from Pacific Life by Scottish Annuity & Life (1,525,000 if the underwriters exercise their over-allotment option in full), however, Pacific Life's ownership interest in Scottish Annuity & Life will be reduced to 10.6% of our outstanding shares (8.9% if the over-allotment option is exercised in full).

Applicable insurance laws make it difficult to affect a change of control.

Under applicable Delaware insurance laws and regulations, no person may acquire control of Scottish Annuity & Life or Scottish Re (U.S.), Inc., our Delaware insurance subsidiary, unless that person has filed a statement containing specified information with the Delaware Insurance Commissioner and approval for such acquisition is obtained. Under applicable laws and regulations, any person acquiring, directly by stock ownership or indirectly (by revocable proxy or otherwise), 10% or more of the voting stock of any other person is presumed to have acquired control of such person, and a person who beneficially acquires 10% or more of our ordinary shares without obtaining the approval of the Delaware Insurance Commissioner would be in violation of Delaware's insurance holding company act and would be subject to injunctive action requiring disposition or seizure of the shares and prohibiting the voting of such shares, as well as other action determined by the Delaware Insurance Commissioner.

In addition, many state insurance laws require prior notification to the state insurance department of a change in control of a non-domiciliary insurance company licensed to transact insurance in that state. While these pre-notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of us or Scottish Re (U.S.), Inc. may require prior notification in the states that have pre-acquisition notification laws.

The market price of our ordinary shares could decrease due to the significant number of ordinary shares eligible for future sale.

As of July 1, 2003, we had 27,363,042 ordinary shares outstanding, 4,532,380 of which were held by Pacific Life. In addition, we had options outstanding to purchase an aggregate of 3,383,578 ordinary shares, Class A and Class B warrants outstanding to purchase an aggregate of 2,850,000 ordinary shares and 5,297,098 ordinary shares issuable upon conversion of the 4.50% Senior Convertible Notes due 2022. The ordinary shares held by Pacific Life, the ordinary shares issuable upon the exercise of the Class A and Class B warrants and the ordinary shares issuable upon conversion of our 4.50% Senior Convertible Notes have been registered pursuant to a registration statement that became effective on April 4, 2003, and they may be sold at any time and from time to time by the holders thereof in open market or privately negotiated transactions.

We cannot predict the effect, if any, that future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the market price of the ordinary shares prevailing from time to time. Sales of substantial amounts of ordinary shares in the public market following the offering, or the perception that such sales could occur, could lower the market price of our ordinary shares and may make it more difficult for us to sell our equity securities in the future at a time and at a price that we deem appropriate. If the persons holding the Class A warrants, Class B warrants or options cause a large number of the ordinary shares underlying such securities to be sold in the market, or if Pacific Life were to sell a large number of their ordinary shares, such sales could cause a decline in the market price for the ordinary shares.

Investors may have difficulties in suing or enforcing judgments against us in the United States.

Scottish Annuity & Life is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Certain of our directors and officers are residents of various jurisdictions outside the United States. All or a substantial portion of our assets and those of such directors and officers, at any one time, are or may be located in jurisdictions outside the United States. Although we have irrevocably agreed that we may be served with process in New York, New York with respect to actions arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of our ordinary shares made hereby, it could be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States or to recover against us or such directors and officers on judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include information with respect to our financial condition, our results of operations and businesses and the expected impact of this offering on our financial condition. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "continue," "project" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

•	uncertainties relating to the ratings accorded to our insurance subsidiaries;
•	the risk that our risk analysis and underwriting may be inadequate;
•	exposure to mortality experience which differs from our assumptions;
•	risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity;
•	uncertainties arising from control of our invested assets by third parties;
•	developments in global financial markets that could affect our investment portfolio and fee income;
•	changes in the rate of policyholder withdrawals or recapture of reinsurance treaties;
•	the risk that our retrocessionaires may not honor their obligations to us;
•	terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular;
•	political and economic risks in developing countries;
•	the impact of acquisitions, including the ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities;
•	loss of the services of any of our key employees;
•	losses due to foreign currency exchange rate fluctuations;
•	uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions);
•	the competitive environment in which we operate and associated pricing pressures; and
•	changes in accounting principles.

The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date of this prospectus supplement and we do not undertake any obligation, other than as may be required under U.S. federal securities laws, to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of the 7,000,000 ordinary shares in this offering at an assumed public offering price of $20.37 per share, the last reported sale price of our ordinary shares on the New York Stock Exchange on July 3, 2003, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, will be approximately $         million, or approximately $         million if the underwriters exercise their over-allotment option in full.

We expect to use net proceeds from the sale of 6,000,000 of our ordinary shares in this offering for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions, working capital, repayment or redemption of outstanding debt and other corporate purposes. Pursuant to an agreement we have entered into with Pacific Life, we will use the remainder of the net proceeds from the sale of our ordinary shares in this offering to purchase from Pacific Life 1,000,000 of our ordinary shares (and an additional 525,000 of our ordinary shares if the underwriters exercise the over-allotment option in full) at a price per share equal to the public offering price per share of this offering, minus underwriting discounts and commissions. After we repurchase ordinary shares from Pacific Life (assuming no exercise of the underwriters' over-allotment option), which ordinary shares shall be cancelled, Pacific Life will own 10.6% of our ordinary shares on a fully dilutive basis and after exercise of the underwriters' over-allotment option in full, Pacific Life will own 8.9% of our ordinary shares on a fully dilutive basis.

MARKET PRICES AND DIVIDENDS

Our ordinary shares have been traded on the New York Stock Exchange under the symbol "SCT" since January 23, 2002. Prior to that time our ordinary shares were listed and traded on the Nasdaq National Market under the symbol "SCOT" since November 24, 1998. As of July 1, 2003, our ordinary shares were held of record by approximately 30 persons. This table shows for the indicated periods the high and low closing sales prices per share for our ordinary shares, as reported in The Wall Street Journal, and dividends declared per share.

	High	Low	Per Share Dividend
Year Ended December 31, 2000
First Quarter	$9.000	$7.563	$.05
Second Quarter	9.125	6.781	.05
Third Quarter	9.875	8.375	.05
Fourth Quarter	12.063	8.000	.05
Year Ended December 31, 2001
First Quarter	$16.500	$11.125	$.05
Second Quarter	17.600	13.000	.05
Third Quarter	18.900	13.900	.05
Fourth Quarter	19.350	15.000	.05
Year Ended December 31, 2002
First Quarter	$19.000	$15.890	$.05
Second Quarter	21.630	18.530	.05
Third Quarter	19.000	13.900	.05
Fourth Quarter	19.050	16.500	.05
Period Ended July 3, 2003
First Quarter	$18.060	$16.550	$.05
Second Quarter (through July 3, 2003)	$20.520	$17.180	.05

Our dividend decisions are based on a number of factors, including our operating requirements and the impact of regulatory restrictions on the ability of our subsidiaries to pay dividends or advance funds to us. Our subsidiaries are restricted in the amount of dividends they can pay us.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2003, (i) on a historical basis and (ii) on a historical basis, as adjusted, to reflect our sale of 7,000,000 ordinary shares offered by us in this offering at an assumed public offering price of $        per share after deducting underwriting discounts and commissions, the estimated offering expenses payable by us and the repurchase and cancellation of 1,000,000 of our ordinary shares from Pacific Life (assuming no exercise of the underwriters' over-allotment option). You should read this table in conjunction with historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement.

	March 31, 2003
	Actual	As Adjusted
	(unaudited)
	(dollars in thousands)
Long-term debt	$132,500		$132,500
Shareholder's equity:
Ordinary shares, $0.01 par value; authorized 100,000,000 shares; issued and fully paid 26,944,290 shares, as adjusted 32,944,290 shares	269		329
Additional paid-in capital	416,859
Accumulated other comprehensive income	16,424		16,424
Retained earnings	66,538		66,538
Total shareholders' equity	500,090
Total capitalization	$632,590	$

The above table excludes:

•	up to 1,050,000 ordinary shares issuable by us if the underwriters exercise their over-allotment option in full;
•	5,297,098 ordinary shares issuable upon the conversion of the 4.50% Senior Convertible Notes pursuant to their terms;
•	3,602,330 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of $12.92 per share as of March 31, 2003; and
•	3,050,000 ordinary shares issuable upon exercise of outstanding warrants at an exercise price of $15.00 per share.

TAX CONSIDERATIONS

The following discussion summarizes the material Cayman Islands, Bermuda, the United Kingdom, Ireland and U.S. federal income tax consequences of the purchase, ownership and disposition of our ordinary shares. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire our ordinary shares and, with respect to the U.S. federal income tax consequences, unless explicitly noted to the contrary, deals only with investors who are U.S. persons who will hold our ordinary shares as "capital assets" within the meaning of Code section 1221. This summary does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers, banks, insurance companies or other financial institutions, tax-exempt organizations, investors who hold ordinary shares as part of hedging or conversion transactions and investors whose functional currency is not the U.S. dollar) may be subject to special rules. This summary is based on current law and is for general information purposes only. Future legislative, judicial or administrative changes or interpretations could be retroactive and could affect the information, beliefs and conclusions in this summary. There can be no assurances that the IRS will not challenge one or more of the tax consequences discussed herein. The tax treatment applicable to you may vary depending on your particular tax situation or status. You are urged to consult your own tax advisor as to the particular tax consequences of this offering to you, including the effect and applicability of federal, state, local and non-U.S. income and other tax laws.

In this summary, a U.S. holder refers to a U.S. person that is a beneficial owner of our ordinary shares. A U.S. person is:

•	a citizen or resident of the United States;
•	a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	any trust if:
•	(a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust; or
•	it has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

If a partnership holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ordinary shares, you should consult your tax advisor.

Cayman Islands

The following summary is based upon the advice of Maples and Calder, our Cayman Islands counsel, who has reviewed this discussion. Under current Cayman Islands law, neither Scottish Annuity & Life nor any subsidiary of Scottish Annuity & Life is obligated to pay any taxes in the Cayman Islands on its income or gains. Scottish Annuity & Life, The Scottish Annuity Company (Cayman) Ltd. and Scottish Annuity & Life Insurance Company (Cayman) Ltd. have each received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1999 Revision), that until the year 2018 with respect to Scottish Annuity & Life and Scottish Annuity & Life Insurance Company (Cayman) Ltd. and until the year 2014 with respect to The Scottish Annuity Company (Cayman) Ltd.:

•	no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Scottish Annuity & Life or its Cayman Islands subsidiaries; and

•	no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Scottish Annuity & Life and its Cayman Islands subsidiaries.

The receipt of the assurance from the Governor-in-Council of the Cayman Islands is routine, pursuant to the provisions of the Tax Concessions Law (1999 Revision), which provide that the Governor may give a tax concession undertaking to any exempted company which makes an application therefor. The Governor as a matter of course will, upon application, grant such an undertaking to any exempted company.

Under current law no tax will be payable on the transfer or other disposition of the debentures or shares of Scottish Annuity & Life. The Cayman Islands currently impose stamp duties on certain categories of documents; the current operations of Scottish Annuity & Life and its subsidiaries do not, however, involve the payment of stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies. Currently, there is no Cayman Islands withholding tax on dividends paid by us or our Cayman Islands subsidiaries.

Bermuda

The following summary is based upon the advice of Conyers, Dill & Pearman, our Bermuda counsel, who has reviewed this discussion. Under current Bermuda law, there is no income tax or capital gains tax imposed on corporations including Scottish Annuity & Life or any of its subsidiaries. Scottish Annuity & Life and its Bermuda subsidiaries have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to our Bermuda subsidiaries or any of their operations or their shares, debentures or other obligations, until March 28, 2016. The obtaining of a tax assurance in Bermuda is a routine matter for an exempted undertaking such as Scottish Annuity & Life and its Bermuda subsidiaries. An exempt company requests the assurance and pays the requisite fee and the tax assurance is granted. This assurance does not exempt from any tax or duty any persons who are ordinarily resident in Bermuda or provide an exemption from taxation under The Land Tax Act 1967 of Bermuda or from tax otherwise payable in relation to any property leased to Scottish Annuity & Life. Scottish Annuity & Life has its headquarters in Bermuda and has obtained an assurance such as that described above with respect to its subsidiaries. Scottish Annuity & Life Holdings (Bermuda) Limited, Scottish Annuity & Life Insurance Company (Bermuda) Limited and Scottish Annuity & Life International, as overseas companies that have obtained permits to carry on certain business in Bermuda, under current rates, pay annual Bermuda government fees of BD$1,780, BD$5,610 and BD$5,610, respectively, and Scottish Annuity & Life Insurance Company (Bermuda) Limited and Scottish Annuity & Life International each pay annual insurance license fees of BD$5,000. Scottish Annuity & Life pays an annual Bermuda government fee of BD$1,780. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are sundry other taxes, directly or indirectly, payable to the Bermuda government by us. Currently, there is no Bermuda withholding tax on dividends paid by us or our Bermuda subsidiaries.

United Kingdom

World-Wide Holdings and World-Wide Reassurance, its wholly owned subsidiary, are U.K. resident companies that are liable for U.K. corporation tax on their worldwide earnings (both income profits and capital gains) whether remitted to the United Kingdom or not. The current rate of corporation tax is 30%, but the rate could be increased in the future. Intercompany dividends paid by World-Wide Reassurance to World-Wide Holdings are not subject to corporation tax in the hands of the recipient company and the payor company is not required to make any withholding on payment of such a dividend. At the present time, the United Kingdom does not impose a withholding tax on dividends paid by U.K. resident companies to non-residents. Dividends paid by World-Wide Holdings are therefore not subject to a U.K. withholding tax.

Ireland

Scottish Re (Dublin) Limited, our Irish reinsurance subsidiary, has received permission to carry on the business of reinsurance from the Department of Enterprise, Trade and Employment of Ireland. A company carrying on a trade in Ireland is required to pay corporation tax. The standard rate of corporation tax on trading income for the financial year 2003 is 12.5% and subsequent years. Under Irish domestic law a withholding tax is imposed on dividends paid by an Irish resident company to a non-resident company at the standard rate of income tax, which is 12.5% for the year 2003. There is presently no income tax treaty between Ireland and the Cayman Islands and, therefore, dividends and interest paid by Scottish Re (Dublin), Limited to Scottish Annuity & Life (Cayman) Limited, its Cayman Island parent corporation, are subject to Irish withholding tax.

United States

The following summary is based upon the advice of LeBoeuf, Lamb, Greene & MacRae, L.L.P., who has reviewed this discussion and has opined that the discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations relating to Scottish Annuity & Life and its subsidiaries and the ownership of Scottish Annuity & Life's ordinary shares by investors who acquire such shares in the offering. LeBoeuf, Lamb, Greene & MacRae, L.L.P., has not provided any opinion as to any factual or accounting matters, determinations or conclusions such as RPII (as defined below), amounts and computations and amounts of components thereof or facts relating to the business or activities of Scottish Annuity & Life or its subsidiaries. The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., relies upon and is premised on the accuracy of factual statements and representations made by Scottish Annuity & Life concerning its businesses, properties, ownership, organization, source of income and manner of operation.

        Taxation of Scottish Annuity & Life and its Subsidiaries

Taxation of Business Profits.    In general, under current U.S. tax rules and regulations, a non-U.S. corporation is subject to U.S. federal income tax on its taxable income that is treated as effectively connected to its conduct of a trade or business within the United States and to the U.S. branch profits tax on its effectively connected earnings and profits (with certain adjustments) that are deemed to be repatriated out of the United States. Under most U.S. income tax treaties, however, a non-U.S. corporation is subject to U.S. federal income tax on its business profits only if it is engaged in the conduct of a trade or business in the United States through a permanent establishment located in the United States. If a non-U.S. corporation is not entitled to the benefits of an applicable treaty, the non-U.S. corporation is subject to U.S. federal income tax on its effectively connected business profits if it is engaged in the conduct of a trade or business in the United States under a general "engaged in a trade or business test."

We believe that, based on the general U.S. trade or business test, and the activities of our companies with respect to the United States, neither Scottish Annuity & Life nor our non-U.S. subsidiaries should be subject to U.S. federal income tax on their business income. It is anticipated that we will continue to operate so as not to be engaged in the conduct of a trade or business in the United States. Because none of the Code, regulations or court decisions provides definitive standards as to the specific type of activities that constitute being engaged in the conduct of a trade or business within the United States, and because the determination of whether a non-U.S. corporation is engaged in a U.S. trade or business is essentially factual in nature, it is possible that the IRS could contend successfully that we are engaged in a trade or business in the United States. If Scottish Annuity & Life, or any of its non-U.S. subsidiaries (other than Scottish Annuity & Life International, which has elected to be taxed as a U.S. corporation), were deemed to be so engaged, that entity would be subject to U.S. federal income tax, as well as the branch profits tax, on certain of its income unless the entity is entitled to relief under the permanent establishment provision of an applicable income tax treaty.

The United States has entered into a treaty with Bermuda relating to the taxation of insurance enterprises. Also in force are income tax treaties between the United States and Ireland and the

United Kingdom. Under each of these treaties, business profits earned by an insurance company that is a qualified resident of the applicable treaty country may be taxed in the United States only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. A permanent establishment within the United States generally is defined for these purposes to include a branch, office or other fixed place of business in the United States through which the business of the enterprise is carried on, or an agent (other than an agent of independent status acting in the ordinary course of its business) that has, and habitually exercises in the United States, authority to conclude contracts in the name of the corporation, and may include, in the case of Bermuda, the furnishing of services including consultancy, management, technical and supervisory services by an enterprise of insurance through employees or other persons within the United States.

An insurance enterprise resident in Bermuda will be entitled to the benefits of the income tax treaty between the United States and Bermuda which we refer to as the Bermuda treaty only if: 50% or more of its equity is beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents; and its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. Whether Scottish Annuity & Life's Bermuda subsidiaries will be entitled to relief under the permanent establishment provisions of the Bermuda treaty upon completion of or after this offering is uncertain as we cannot predict whether Scottish Annuity & Life would satisfy the two requirements, described above, under the Bermuda treaty. No regulations interpreting the Bermuda treaty have been issued.

A company that is resident in Ireland will be entitled to the benefits of the income tax treaty between the United States and Ireland which we refer to as the Irish treaty if (i) at least 50% of the aggregate vote and value of its shares is owned directly or indirectly by qualified persons or U.S. or Irish residents or U.S. citizens and less than 50% of its gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not qualified persons or U.S. or Irish residents or U.S. citizens in the form of payments that are deductible for Irish income tax purposes (excluding arm's length payments in the ordinary course of business for services or tangible property) or (ii) with respect to an item of income derived from sources in the United States, Scottish Re (Dublin) Limited is engaged in the active conduct of a trade or business in Ireland and such item of income is connected with or incidental to its trade or business in Ireland. We believe that because (i) Scottish Annuity & Life indirectly owns 100% of Scottish Re (Dublin) Limited and because Scottish Annuity & Life is ultimately owned more than 50% by U.S. citizens or residents and less than 50% of the gross income of Scottish Re (Dublin) Limited should be characterized as paid or accrued in the form of payments that are deductible for Irish income tax purposes (excluding arm's length payments in the ordinary course of business for services or tangible property) to persons who are not qualified persons or U.S. or Irish residents or U.S. citizens, and, alternatively, (ii) Scottish Re (Dublin) should be engaged in the active conduct of a trade or business in Ireland and any income derived from sources in the United States should be connected with or incidental to Scottish Re (Dublin) Limited's Irish trade or business, Scottish Re (Dublin) Limited should be entitled to the benefits of the Irish treaty and, as such, is subject to U.S. federal income tax on its business profits only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. At present, we believe that Scottish Re (Dublin) Limited should not be characterized as having a permanent establishment within the United States, and therefore its business profits should not be subject to United States federal income tax. It is possible that the IRS may not agree with our interpretation of the Irish treaty.

On March 31, 2003, a new income tax treaty between the United States and the United Kingdom which we refer to as the new U.K. treaty entered into force. The new U.K. treaty is effective in the United States for withholding taxes on amounts paid or credited on or after May 1, 2003 and for all other taxes for tax years beginning on or after January 1, 2004. At the taxpayer's election, the effective dates of the new U.K. treaty may be delayed for twelve months and the treaty between the United States and the United Kingdom in effect prior to the ratification of the new U.K. treaty which we refer to as the old U.K. treaty may continue to have effect until such time.

Under the old U.K. treaty, a U.K. company is entitled to the benefits of the treaty if it is managed and controlled in the United Kingdom. Our U.K. subsidiaries, World-Wide Holdings and World-Wide Reassurance should be characterized as managed and controlled in the United Kingdom. World-Wide Holdings, however, has made an election under Treasury regulation section 301.7701-3(c)(1) to be disregarded for U.S. federal income tax purposes. This means that for United States federal income tax purposes all of World-Wide Holdings' businesses and assets are treated as owned by Scottish Annuity & Life. Our U.K. operating subsidiary, World-Wide Reassurance, on the other hand, should be entitled to the benefits of the old U.K. treaty. As a result, World-Wide Reassurance should be subject to U.S. federal income tax under the old U.K. treaty on its business profits only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. At present, we believe World-Wide Reassurance has no permanent establishment in the United States, and therefore its business profits should not be subject to U.S. taxation under the old U.K. treaty.

Under the new U.K. treaty, a company resident in the United Kingdom the shares of which are not publicly traded on a recognized exchange, or that does not have direct or indirect ownership of 50% or more of its stock by five or fewer U.K. or U.S. resident companies that are themselves directly or indirectly publicly traded on a recognized exchange, may nevertheless be entitled to the benefits of the new U.K. treaty. Under the new U.K. treaty, items of income, profit or gain derived from the United States will not be subject to tax in the United States if the U.K. resident corporation is engaged in the active conduct of a trade or business in the United Kingdom, and such items of income, profit or gain are derived in connection with, or is incidental to, the corporation's U.K. trade or business. We expect that World-Wide Reassurance should be entitled to the benefits of the new U.K. treaty with respect to business profits derived from the United States, if any, and such profits would therefore be subject to U.S. taxation only if attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. It is possible that the IRS may not agree with our interpretation of the new U.K. treaty.

If Scottish Annuity & Life, or any of its non-U.S. subsidiaries is subject to U.S. federal income tax, that entity would be taxed at regular corporate rates on all of its income that is effectively connected with the conduct of its U.S. business. In addition, unless exempted by treaty, Scottish Annuity & Life and its non-U.S. subsidiaries would be subject to the "branch profits" tax. A non-U.S. corporation can anticipate an allowance of deductions and credits only if it files a U.S. income tax return. Penalties may be assessed for failure to file tax returns. Scottish Annuity & Life and its non-U.S. subsidiaries have filed protective U.S. income tax returns on a timely basis in order to preserve its right to claim tax deductions and credits if any such company is subsequently determined to be subject to U.S. federal income tax.

U.S. Withholding Tax on U.S. Source Income.    Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax on certain fixed or determinable annual or periodical gains, profits and income (such as dividends and certain interest on investments) derived from sources within the United States. Such tax generally is imposed by withholding at a rate of 30% (unless a treaty provides for a lower rate) on the gross income subject to the tax. Such tax is eliminated, however, with respect to certain types of income, including interest that qualifies as "portfolio" interest paid with respect to certain qualifying debt instruments. If non-U.S. corporations are engaged in the conduct of a U.S. trade or business, the 30% (or a lower treaty rate) withholding tax is applicable, but only with respect to their above-described U.S. source income that is not effectively connected with such trade or business. The old U.K. treaty and the new U.K. treaty each (i) reduce the 30% withholding tax applicable to dividends to 5%, if the recipient is a corporation that controls directly or indirectly at least 10% of the voting power of the payor corporation, and 15% in all other cases, and (ii) eliminate the withholding tax applicable to interest.

U.S. Federal Excise Tax on Insurance and Reinsurance Premiums.    The United States also imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks to the life or health of citizens or residents of the United States. The rates of excise tax applicable to such premiums are 4% for direct casualty insurance and indemnity bonds and 1% for reinsurance premiums and direct insurance of life, sickness and accident policies and annuity contracts. Certain income tax treaties including the Irish treaty and the old and new U.K. treaties contain exemptions from the federal excise tax on insurance and reinsurance premiums. The Irish treaty contains a "qualified" exemption from the federal excise tax on insurance and reinsurance premiums because the premiums are only exempt from such tax provided that the covered risks are not subsequently reinsured with a non-U.S. reinsurer that is not entitled to an excise tax exemption. The old U.K. treaty contains an "unqualified" exemption from the federal excise tax on insurance and reinsurance premiums because the premiums are exempt from such tax regardless of whether the covered risks are subsequently reinsured with a non-U.S. reinsurer that is not entitled to an excise tax exemption. World-Wide Reassurance is currently entitled to the benefits of the old U.K. treaty including the federal excise tax exemption and is on the list of "qualified companies" maintained by the U.K. Inland Revenue for this purpose. As such, premiums paid to World-Wide Reassurance are not subject to the federal excise tax under the old U.K. treaty, regardless of whether the risks are subsequently reinsured.

The federal excise tax exemption contained in the new U.K. treaty differs from the unqualified exemption contained in the old U.K. treaty, and provides that a U.K. resident company that is entitled to the benefits of the new U.K. treaty shall be exempt from the federal excise tax on premiums paid with respect to insurance or reinsurance polices provided that such policies are not part of a conduit arrangement. A conduit arrangement means a transaction or series of transactions that is structured in such a way that all or substantially all of the premiums received by the U.K. resident company that is entitled to the benefits of the new U.K. treaty are paid, directly or indirectly, to another person that is not entitled to the benefits of the new U.K. treaty or a treaty with equivalent or more favorable benefits, and that has as its main purpose, or one of its main purposes, the obtaining of the increased benefits of the new U.K. treaty. Under the new U.K. treaty, the IRS may require that U.K. resident companies enter into a closing agreement with the IRS in order to establish that the U.K. company is entitled to the federal excise tax exemption. At present, we expect that World-Wide Reassurance should be entitled to the benefits of the new U.K. treaty including the federal excise tax exemption and, if required, World-Wide Reassurance will enter into a closing agreement with the IRS in order to establish such exemption. It is possible that the IRS could disagree with this position or fail to enter into such a closing agreement.

Life insurance, annuity or reinsurance premiums paid to our non-U.S. subsidiaries located in Bermuda or the Cayman Islands will be subject to the 1% federal excise tax. Although payment of the tax is generally the responsibility of the person who pays the premium to our non-U.S. subsidiaries, under the Code and recent regulations, in the event that the tax is not paid by the purchaser of the insurance, our non-U.S. subsidiaries would be liable for the tax. In addition, the IRS has taken the position that when a foreign insurer or reinsurer cedes U.S. risks to a foreign reinsurer that is not eligible for the excise tax exemption under an applicable treaty, an additional excise tax may be imposed.

U.S. Subsidiaries.    Scottish Annuity & Life currently owns indirectly three U.S. corporations, Scottish Holdings, Inc., Scottish Re (U.S.), Inc. and Tartan Wealth Management, Inc., and one Bermuda company, Scottish Annuity & Life International, which has made an election under section 953(d) of the Code to be taxed as a U.S. corporation. All of these companies are subject to U.S. tax on their net worldwide income and gains at the rates generally applicable to corporations and are not subject to the "branch profits" tax (although U.S. withholding tax may be imposed on certain payments made to a non-U.S. person). Non-effectively connected U.S. source income received by such companies is not subject to U.S. withholding tax; rather such income is taxed as described in the preceding sentence. Premiums paid to each of these companies are not subject to the U.S. federal excise tax on insurance and reinsurance premiums.

        Taxation of Holders of Ordinary Shares

Taxation of Dividends.    Subject to the discussion below relating to the potential application of the passive foreign investment company and controlled foreign corporation rules, cash distributions made with respect to our ordinary shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits. U.S. holders generally will be subject to U.S. federal income tax on the receipt of such dividends, and dividends received by U.S. holders that are corporations generally will not be eligible for a dividends received deduction. Under recently enacted legislation, dividends paid before 2009 to U.S. holders that are individuals may be eligible for a reduced rate of tax of up to a maximum marginal rate of 15%. Whether a dividend paid by Scottish Annuity & Life is eligible for the reduced rate of tax is dependent on certain factors including the length of time the U.S. holder has held our ordinary shares or whether the dividend has been taken into account in determining the U.S. holder's net investment income under Section 163(d)(4)(B) of the Code. U.S. holders are urged to consult their tax advisors concerning the eligibility of dividends paid with respect to our ordinary shares for the reduced rate of tax. To the extent that a distribution exceeds earnings and profits, it will be treated first as a return of the U.S. holder's basis to the extent of such basis, and then as gain from the sale of a capital asset. The character of such gain is described below under "Dispositions of Ordinary Shares."

Possible Classification of Scottish Annuity & Life and/or its Subsidiaries as Controlled Foreign Corporations.    U.S. 10% shareholders that own, directly or indirectly through a non-U.S. entity, shares of a non-U.S. corporation that is a controlled foreign corporation, which we refer to as a "CFC," for an uninterrupted period of 30 days or more during any taxable year, are required to include in their gross income for U.S. federal income tax purposes their pro rata share of the CFC's subpart F income, as defined below, for such year regardless of whether such income has actually been distributed. This income inclusion is generally applicable to U.S. 10% shareholders having direct or indirect ownership on the last day of the taxable year of the CFC. In addition, U.S. 10% shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of U.S. property. All of Scottish Annuity & Life's income is expected to be subpart F income. In addition, Scottish Annuity & Life's non-U.S. insurance subsidiaries are expected to receive certain insurance income, which we refer to as subpart F insurance income. Subpart F insurance income is any underwriting and investment income that is attributable to the issuing (or reinsuring) of any insurance or annuity contract, and that (subject to certain modifications) would be taxed under the insurance company provisions of the Code if such income were the income of a U.S. insurance company.

For purposes of determining whether a corporation is a "CFC", a U.S. 10% shareholder is any U.S. person who owns, directly or indirectly through non-U.S. entities, or is considered to own (generally through attributions from family members, partnerships, estates, trusts or 10% controlled corporations) 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation. In general, a non-U.S. corporation is treated as a CFC only if its U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation's stock on any day. For purposes of taking into account subpart F insurance income, however, a non-U.S. corporation, such as Scottish Annuity & Life or any of its non-U.S. subsidiaries, generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by U.S. 10% shareholders and the gross amount of premiums or other consideration in respect of the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks.

In determining the U.S. 10% shareholders of Scottish Annuity & Life or any of its non-U.S. subsidiaries, capital stock of Scottish Annuity & Life or any of its subsidiaries that is held indirectly by U.S. persons through Scottish Annuity & Life or any other non-U.S. entity is treated as held by such U.S. persons. A U.S. person will be treated as owning indirectly a proportion of the capital stock of Scottish Annuity & Life's subsidiaries corresponding to the ratio that the ordinary shares owned by such person bears to the value of all the capital stock of Scottish Annuity & Life. At present, the Pacific Life Entities are U.S. 10% shareholders because such entities own approximately 16.6% of our ordinary shares. Scottish Annuity & Life's articles of association prohibits the issuance or transfer of any shares that results in a shareholder (together with any persons whose stock would be attributable to such shareholder under Code section 958 or Section 13(d) of the Exchange Act) holding 10% or more (or in excess of 24.9% in the case of the Pacific Life Entities) of any class of our shares issued and outstanding. Scottish Annuity & Life's articles of association also provide that if our board of directors has reason to believe that the issuance or transfer of any shares may result in:

•	a shareholder (together with any persons whose stock would be attributable to such shareholder under Code section 958 or Section 13(d) of the Exchange Act) holding 10% or more (or in excess of 24.9% in the case of the Pacific Life Entities) of any class of our shares issued and outstanding; or
•	any adverse tax, regulatory or legal consequence to Scottish Annuity & Life, any subsidiary of its subsidiaries or any other shareholder,

then, Scottish Annuity & Life's board of directors may, in their absolute and unfettered discretion, decline to issue or register the transfer of any such shares. In addition, Scottish Annuity & Life has the option, but not the obligation, to repurchase our ordinary shares, without the consent of the shareholder, to the extent our board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse tax, regulatory or legal consequences.

Scottish Annuity & Life's articles of association provide that the direct and indirect voting power of each shareholder will be limited to no more than 9.9% (24.9% in the case of the Pacific Life Entities) of the total combined voting power of all classes of our shares. In addition, Pacific Life has entered into a stockholder agreement with Scottish Annuity & Life pursuant to which Pacific Life has agreed on behalf of itself and its affiliates not to acquire beneficial ownership in more than 24.9% of the shares of Scottish Annuity & Life. Because of the attribution provisions of the Code and the rules of the SEC regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record more than 9.9% of the voting shares of Scottish Annuity & Life. Further, our board of directors has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors discretion to disregard all votes attached to such shareholder's shares.

We believe that we were not a CFC for the year ended December 31, 2002 and, although no assurances can be given, we do not expect to be a CFC for the current year or in the future. In addition, we believe, based upon information made available to us and to LeBoeuf, Lamb, Greene & MacRae, L.L.P., regarding our existing shareholder base and upon the advice of LeBoeuf, Lamb, Greene & MacRae, L.L.P., that the dispersion of our share ownership (other than with respect to the Pacific Life Entities) and the provisions of our articles of association restricting transfer, issuance and voting power of our ordinary shares should prevent any person (other than the Pacific Life Entities) from becoming a U.S. 10% shareholder of Scottish Annuity & Life and/or its non-U.S. subsidiaries, although some of these provisions have not been directly passed on by the IRS, or by any court, in this context. There can be no assurance that if, in addition to the Pacific Life Entities, a U.S. person were to become a U.S. 10% shareholder of Scottish Annuity & Life and/or its non-U.S. subsidiaries in the future that the share ownership of such person together with that of the Pacific Life Entities would not cause Scottish Annuity & Life and/or its non-U.S. subsidiaries to be treated as CFCs and that such U.S. 10% shareholder would have to include in gross income its allocable share of the subpart F income of Scottish Annuity & Life and/or its non-U.S. subsidiaries.

RPII Companies.    A different definition of CFC is applicable in the case of a non-U.S. corporation which earns related person insurance income or "RPII." RPII is any subpart F insurance income attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured or reinsured is a RPII shareholder (as defined below) of the non-U.S. corporation or a related person (as defined below) to such a shareholder. For purposes only of taking into account RPII, and subject to the exceptions described below, Scottish Annuity & Life or its non-U.S. subsidiaries will be treated as a CFC if its RPII shareholders (as defined below) collectively own, directly or indirectly through non-U.S. entities, 25% or more of the total combined voting power or value of such entities' stock on any day during a taxable year. If Scottish Annuity & Life or any of its non-U.S. subsidiaries is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, a U.S. person who owns, directly or indirectly through non-U.S. entities, shares of such entity on the last day of any such taxable year must include in its gross income for U.S. federal income tax purposes its allocable share of RPII of such entity for the entire taxable year, subject to certain modifications. For purposes of inclusion of RPII in the income of U.S. persons who own ordinary shares, unless an exception applies, a RPII shareholder is a U.S. person who owns, directly or indirectly through non-U.S. entities, any amount (rather than 10% or more) of our shares. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by stock ownership of either more than 50% in value or more than 50% in voting power after applying certain constructive ownership rules.

RPII Exceptions.    The special RPII rules do not apply if:

•	direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning, directly or indirectly through non-U.S. entities, less than 20% of the voting power and less than 20% of the value of the stock of Scottish Annuity & Life or any of its non-U.S. subsidiaries;
•	the RPII of Scottish Annuity & Life or any of its non-U.S. subsidiaries, determined on a gross basis, is less than 20% of Scottish Annuity & Life's or such subsidiaries' gross insurance income for such taxable year;
•	Scottish Annuity & Life or its non-U.S. subsidiaries elect to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business; or
•	Scottish Annuity & Life or its non-U.S. subsidiaries elect to be treated as U.S. corporations.

When no exception applies, each U.S. person who owns directly or indirectly shares of Scottish Annuity & Life or its non-U.S. subsidiaries on the last day of such entities' taxable year will be required to include in gross income for U.S. federal income tax purposes his or her share of RPII for the entire taxable year. The amount includible will be determined as if all such RPII were distributed proportionately only to such U.S. persons at that date, but limited by Scottish Annuity & Life's or its non-U.S. subsidiaries' current-year earnings and profits, and reduced by the U.S. person's share, if any, of prior-year deficits in earnings and profits.

We do not believe that Scottish Annuity & Life or any of its non-U.S. subsidiaries will be considered a CFC under the RPII rules. At present, we believe that Scottish Annuity & Life and its non-U.S. subsidiaries should satisfy the 20% RPII ownership exception described above because the ownership of the stock of Scottish Annuity & Life or any of its non-U.S. subsidiaries by any shareholders that are direct or indirect insureds of any of Scottish Annuity & Life's non-U.S. subsidiaries (or any person related to such insureds) is less than 20% either directly or indirectly through non-U.S. entities of the voting power or value of Scottish Annuity & Life or any of its non-U.S. subsidiaries. Even if the 20% RPII ownership exception described above is not met we do not believe that the 20% gross insurance income threshold has been met, and we do not expect to meet such threshold in the future. If the 20% RPII ownership exception described above is met or RPII is less than 20% of gross insurance income, U.S. shareholders should not be required to include RPII in their taxable income. We cannot assure you, however, that this is or will continue to be the case. Consequently, we cannot assure you that a person who is a direct or indirect U.S. shareholder will not be required to include amounts in its income in respect of related person insurance income in any taxable year.

Computation of RPII.    In order to determine how much RPII Scottish Annuity & Life or any of its non-U.S. subsidiaries has earned in each fiscal year, Scottish Annuity & Life or any of its non-U.S. subsidiaries may obtain and rely upon information from its insureds to determine whether any such insureds or persons related to such insureds own shares of Scottish Annuity & Life or any of its non-U.S. subsidiaries and are U.S. persons. For any year in which (i) the 20% RPII ownership exception described above does not apply and (ii) Scottish Annuity & Life's or any of its non-U.S. subsidiaries' gross RPII is 20% or more of Scottish Annuity & Life's or any of its non-U.S. subsidiaries' gross insurance income for the year, Scottish Annuity & Life or any of its non-U.S. subsidiaries may also seek information from its shareholders as to whether beneficial owners of our shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons; to the extent Scottish Annuity & Life or any of its non-U.S. subsidiaries is unable to determine whether a beneficial owner of shares is a U.S. person, Scottish Annuity & Life or any of its non-U.S. subsidiaries may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all U.S. shareholders. The amount of RPII includible in the income of a U.S. shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

Apportionment of RPII to U.S. Shareholders.    In the event that (i) the 20% RPII ownership exception described above does not apply and (ii) Scottish Annuity & Life's or any of its non-U.S. subsidiaries' gross insurance income constituting RPII for any fiscal year of Scottish Annuity & Life or any of its non-U.S. subsidiaries equals or exceeds 20% of Scottish Annuity & Life's or any of its non-U.S. subsidiaries' gross insurance income, every U.S. person who owns our shares on the last day of such year should expect that for such year it will be required to include in gross income its share of Scottish Annuity & Life's or any of its non-U.S. subsidiaries' RPII for the entire year, whether or not distributed even though it may not have owned the shares for the entire year. A U.S. person who owns our shares during such fiscal year but not on the last day of the fiscal year is not required to include in gross income any part of Scottish Annuity & Life's or any of its non-U.S. subsidiaries' RPII.

Uncertainty as to Application of RPII.    The RPII provisions of the Code have never been interpreted by the courts. Regulations interpreting the RPII provisions of the Code exist only in proposed form, having been proposed in 1991. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to such regulations or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application thereof to Scottish Annuity & Life or any of its non-U.S. subsidiaries is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including...regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, we cannot assure you that any amounts of RPII inclusions reported by us to U.S. shareholders will not be subject to adjustment based upon subsequent IRS examination. All U.S. persons who are considering an investment in our ordinary shares should consult their tax advisors as to the effects of these uncertainties.

Basis Adjustments.    A U.S. holder's tax basis in its ordinary shares will be increased by the amount of any CFC income including RPII that the U.S. holder includes in income. Upon actual distribution of amounts previously included in income under the CFC and RPII rules, the U.S. holder's tax basis in its ordinary shares will be reduced by the amount of such distributions. In general, a current U.S. holder will not be able to exclude from income distributions RPII that a prior U.S. holder included in income.

Tax-Exempt Shareholders.    Under Code section 512(b)(17), a tax-exempt entity that owns, directly or indirectly through a non-U.S. entity or through attribution, shares of Scottish Annuity & Life or any of its non-U.S. subsidiaries is required to treat as unrelated business taxable income or UBTI the portion of any deemed distribution to such shareholder of Subpart F insurance income including RPII if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder.

Code section 512(b)(17) applies to amounts included in gross income in any taxable year. If Scottish Annuity & Life's or any of its non-U.S. subsidiaries' gross RPII were to equal or exceed 20% of such corporation's gross insurance income and the 20% ownership exception for RPII does not apply, or Scottish Annuity & Life or any of its subsidiaries were otherwise treated as a CFC (i.e., more than 25% is owned by U.S. 10% shareholders) for a taxable year, tax-exempt entities owning our ordinary shares would be required to treat a portion of our company's subpart F insurance income as UBTI if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of Code section 512(b)(17) and the UBTI provisions of the Code.

Information Reporting.    Every U.S. person who "controls" a non-U.S. corporation by owning directly or indirectly more than 50% of the total combined voting power of all classes of stock entitled to vote, or more than 50% of the total value of shares of all classes of stock, of such corporation, for an uninterrupted period of 30 days or more during a taxable year of that non-U.S. corporation, must file a Form 5471 with its U.S. income tax return. In addition, under certain circumstances, U.S. persons treated as U.S. 10% shareholders or certain RPII shareholders of a CFC that own shares directly or indirectly through a non-U.S. entity are also required to file a Form 5471. Thus, if Scottish Annuity & Life's or any of its non-U.S. subsidiaries' gross RPII for a taxable year constitutes 20% or more of such corporation's gross insurance income for such period (and the 20% ownership exception described above does not apply), any U.S. person treated as owning any shares of such corporation directly or indirectly on the last day of such taxable year will be subject to the RPII rules, and will be required to file a Form 5471. In addition, U.S. persons who own directly or indirectly more than 10% in value of the outstanding ordinary shares of Scottish Annuity & Life or its non-U.S. subsidiaries at any time during a taxable year are required in certain circumstances, including the disposition of shares, to file Form 5471 even if none of the corporations is a CFC. For any taxable year we determine that Scottish Annuity & Life or any of its non-U.S. subsidiaries does not meet either of the first two RPII exceptions (i.e., the RPII 20% gross income and RPII 20% ownership exceptions) described above, we intend to mail to all shareholders of record, and will make available at the transfer agent with respect to our ordinary shares, Form 5471 (completed with company information) for attachment to the returns of shareholders. Our determination of the amount of Scottish Annuity & Life's or any of its non-U.S. subsidiaries' gross RPII for a given taxable year may not, however, be accurate because of our inability to gather the information necessary to make such determination. A tax-exempt organization that is treated as a U.S. 10% shareholder or a RPII shareholder under subpart F will be required to file a Form 5471 in the circumstances described above. Failure to file Form 5471 may result in penalties.

Passive Foreign Investment Companies.    In general, a non-U.S. corporation will be a passive foreign investment company, or "PFIC," if:

•	75% or more of its gross income constitutes "passive income"; or
•	50% or more of its assets produce, or are held for the production of, passive income.

Were Scottish Annuity & Life or any of its subsidiaries to be characterized as a PFIC, a U.S. holder would be subject to certain adverse federal income tax consequences, unless a "QEF election" or "mark-to-market" election (each as described below) is made with respect to each entity that is treated as a PFIC. If Scottish Annuity & Life is determined to be a PFIC, U.S. holders generally will be subject to a special tax and an interest charge at the time of the sale of, or receipt of an "excess distribution" with respect to, their ordinary shares and a portion of any gain on the disposition of their ordinary shares may be recharacterized as ordinary income. Such U.S. holder is treated as receiving an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to our ordinary shares during the three preceding taxable years (or shorter period during which the taxpayer held our ordinary shares). In general, the special tax and interest charges are based on the value of the tax deferral of the taxes that are deemed due during the period the U.S. holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the U.S. holder's period of ownership at the highest marginal tax rate. The interest charge is computed using the applicable rate imposed on underpayments of U.S. federal income tax for such period. In general, if a U.S. person owns stock in a non-U.S. corporation during any taxable year in which such corporation is a PFIC, the stock will generally be treated as stock in a PFIC for all subsequent years. In addition, a distribution paid by Scottish Annuity & Life to U.S. holders that are individuals that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax under recently enacted legislation with respect to dividends paid before 2009. A U.S. person that directly or indirectly owns stock of a PFIC is treated as owning a proportionate amount by value of any stock owned by that PFIC. If the PFIC owns shares in another PFIC, the excess distribution rules apply separately to the U.S. person with respect to its interest in such lower-tier PFIC on an indirect basis. Accordingly, if Scottish Annuity & Life is a PFIC, Scottish Annuity & Life's non-U.S. subsidiaries (other than Scottish Annuity & Life International) may be treated as lower-tier PFICs to the extent such subsidiaries meet either the passive income or passive asset tests described herein and U.S. holders of Scottish Annuity & Life will be treated as indirect holders of the shares of such subsidiaries.

If Scottish Annuity & Life and any of its subsidiaries are treated as PFICs (as discussed below) in any taxable year, it may be possible for U.S. persons who own our ordinary shares to mitigate certain of the negative tax consequences to them under the PFIC rules. In particular, under certain limited circumstances, a U.S. person may be able to:

•	make a timely qualified electing fund election, which we refer to as a QEF election, with respect to its shareholdings;
•	avail itself of a protective QEF election with respect to our ordinary shares it owns; or
•	make a mark-to-market election with respect to the first taxable year Scottish Annuity & Life and any of its subsidiaries are considered PFICs during its holding period with respect to our ordinary shares.

The availability of these elections is uncertain as a matter of law and in certain cases requires that we provide certain information. We cannot assure you that such information will be made available to persons who own our ordinary shares.

For purposes of the PFIC rules, "passive income" generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This insurance company exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. Thus, to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business, it may be treated as passive income for purposes of the PFIC rules. Scottish Annuity & Life, operating through its insurance subsidiaries, expects to engage predominantly in traditional insurance and reinsurance activities that involve substantial transfer of insurance or annuity risks. In addition, we do not expect to have financial reserves in excess of the reasonable needs of our insurance and reinsurance business. Accordingly, Scottish Annuity & Life's and its subsidiaries' income or assets should not be considered to be passive income. Although Scottish Annuity & Life and its subsidiaries intend to operate in such a manner that they will not engage in certain nontraditional insurance or reinsurance activities that do not involve a sufficient amount of risk transfer, were Scottish Annuity & Life or its subsidiaries to do so, the insurance company exception may not apply and Scottish Annuity & Life or certain of its subsidiaries could be characterized as a PFIC. Additionally, the maintenance of financial reserves in excess of the reasonable needs of our insurance business and a failure to qualify for the insurance company exception in any other way could cause Scottish Annuity & Life or certain of its subsidiaries to be characterized as a PFIC. The PFIC statutory provisions also contain a look-through rule that states that, for purposes of determining whether a non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it "received directly its proportionate share of the income..." and as if it "held its proportionate share of the assets... of any other corporation in which it owns at least 25% of the value of the stock." Under the look-through rule, Scottish Annuity & Life would be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its subsidiaries for purposes of the two PFIC tests (i.e., the 75% income and 50% asset tests) described above. Therefore, as we expect that the non-U.S. subsidiaries should not be considered PFICs, Scottish Annuity & Life should not be considered a PFIC.

No final regulations interpreting the substantive PFIC provisions have been issued, however, and thus substantial uncertainty exists with respect to their application or their possible retroactivity. In addition, we may experience unanticipated changes in our operations resulting from business or market contingencies that may cause us to fail to qualify under the insurance company exception. Accordingly, U.S. holders may wish to consider filing a protective statement for each of Scottish Annuity & Life and its non-U.S. subsidiaries for the first taxable year during which any equity interest in Scottish Annuity & Life is acquired to preserve their ability to make retroactive QEF elections in the event Scottish Annuity & Life and one or more of its non-U.S. subsidiaries were to be treated as PFICs. All U.S. persons who are considering an investment in our ordinary shares should consult their tax advisors as to the effects of these rules and the desirability of filing a protective statement.

Dispositions of Ordinary Shares.    Subject to the discussion elsewhere relating to the potential application of the CFC or PFIC rules, capital gain or loss realized by a U.S. holder on the sale, exchange or other disposition of our ordinary shares will be includible in gross income as capital gain or loss in an amount equal to the difference between such U.S. holder's basis in our ordinary shares and the amount realized on the sale, exchange or other disposition. If a U.S. holder's holding period for our ordinary shares is more than one year, any gain will be subject to U.S. federal income tax at a current maximum marginal rate of up to 15% for individuals, estates and trusts and 35% for corporations. Capital losses realized by a U.S. holder may be limited.

Under Code section 1248, any gain from the sale or exchange by a U.S. 10% shareholder of shares in a CFC may be treated as a dividend to the extent of the CFC's earnings and profits during the period that the shareholder held the shares (with certain adjustments). Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares by a U.S. person in a non-U.S. corporation that earns RPII and is characterized as a CFC under the RPII rules if the non-U.S. corporation would be taxed as an insurance company if it were a U.S. corporation. The dividend treatment applies to a U.S. person subject to the RPII rules regardless of whether the U.S. person is a U.S. 10% shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). Existing regulations do not specifically address whether Code section 1248 would apply when a non-U.S. corporation (such as Scottish Annuity & Life) is not a CFC but the non-U.S. corporation has an insurance company subsidiary (such as World-Wide Reassurance) that is a CFC for purposes of requiring U.S. holders to take into account RPII.

We believe that Code section 1248 should not apply to dispositions of our ordinary shares because we are not directly engaged in the insurance business and do not intend to directly engage in the insurance business and because proposed U.S. Treasury regulations applicable to this situation appear to apply only to sales of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations under Code section 953 in this manner or that the Treasury Department will not amend the proposed regulations under Code section 953 or other regulations to provide that Code section 1248 will apply to dispositions of shares in a corporation such as us which is engaged in the insurance business indirectly through its subsidiaries. You are advised to consult with your own tax advisor regarding the application of the RPII rules described above.

Foreign Tax Credit.    Because it is anticipated that U.S. persons will own a majority of our shares, only a portion of the current income inclusions under the CFC, RPII and PFIC rules, if any, and of dividends paid by us (including any gain from the sale of ordinary shares that is treated as a dividend under Code section 1248) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding

Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of dividends (if any) on our ordinary shares to U.S. holders or to paying agents or custodians located in the United States. In addition, a U.S. holder may be subject to backup withholding with respect to dividends paid by such persons, unless such U.S. holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be credited against a U.S. holder's regular federal income tax liability.

Sales of our ordinary shares through brokers by certain U.S. holders also may be subject to back-up withholding. Sales by corporations, certain tax-exempt entities, individual retirement plans, REITs, certain financial institutions, and other "exempt recipients" as defined in applicable Treasury regulations currently are not subject to back-up withholding. You should consult your own tax advisors regarding the possible applicability of the back-up withholding provisions to sales of our ordinary shares.

The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) is based upon current law and is for general information only. The tax treatment of a holder of ordinary shares, or of a person treated as a holder of ordinary shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of ordinary shares. You are urged to consult your own tax advisors concerning the federal, state, local and non-U.S. tax consequences to you of owning our ordinary shares.

UNDERWRITING

Subject to the terms and conditions of an Underwriting Agreement, dated July     , 2003, the underwriters named below, acting through their representatives, Bear, Stearns & Co. Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., Keefe, Bruyette & Woods, Inc. and Putnam Lovell NBF Securities Inc. have severally agreed with us, subject to the terms and conditions of the Underwriting Agreement, to purchase from us the number of ordinary shares set forth below opposite their respective names.

Underwriters	Number of Shares
Bear, Stearns & Co. Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Keefe, Bruyette & Woods, Inc.
Putnam Lovell NBF Securities Inc.
Total	7,000,000

The Underwriting Agreement provides that the obligations of the several underwriters to purchase and accept delivery of the ordinary shares offered by this prospectus supplement are subject to approval by their counsel of legal matters and to other conditions set forth in the Underwriting Agreement. The underwriters are obligated to purchase and accept delivery of all the ordinary shares offered hereby, other than those shares covered by the over-allotment option described below, if any are purchased.

The representatives have advised us that the underwriters propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share, of which $         may be reallowed to other dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The ordinary shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

We have granted to the underwriters an option, exercisable within 30 days after the date of the prospectus supplement, to purchase from time to time up to an aggregate of 1,050,000 ordinary shares to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions. If the underwriters exercise their over-allotment option to purchase any of the 1,050,000 additional shares, each underwriter, subject to certain conditions, will become obligated to purchase its pro-rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated in the preceding table. If purchased, these additional shares will be sold by the underwriters on the same terms as those on which the shares offered hereby are being sold. We will be obligated, pursuant to the over-allotment option, to sell shares to the underwriters to the extent the over-allotment option is exercised. The underwriters may exercise the over-allotment option only to cover over-allotments made in connection with the sale of the ordinary shares offered in this offering.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase additional shares.

Total
	Per Share	With Over- Allotment	Without Over- Allotment
Public offering price
Underwriting discounts and commissions payable by us
Proceeds, before expenses, to us

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Each of our executive officers and directors and Pacific Life (except for the sale of shares to be purchased by us as described under "Use of Proceeds" pursuant to an agreement between the Company and Pacific Life, dated July 3, 2003) will agree, subject to specified exceptions, not to:

•	offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any ordinary shares or any options or warrants to purchase any ordinary shares, or any securities convertible into or exchangeable for ordinary shares owned as of the date of this prospectus supplement or thereafter acquired directly by those holders or with respect to which they have the power of disposition, or
•	enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any ordinary shares (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares, or such other securities, in cash or otherwise)

for a period of 90 days after the date of this prospectus supplement without the prior written consent of Bear, Stearns & Co. Inc and UBS Securities LLC. This restriction terminates after the close of trading of the ordinary shares on and including the 90 days after the date of this prospectus supplement. However, Bear, Stearns & Co. Inc. and UBS Securities LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the representatives and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

In addition, we have agreed that, subject to certain exceptions, during the lock-up period we will not, without the prior written consent of Bear, Stearns & Co. Inc. and UBS Securities LLC, consent to the disposition of any shares held by shareholders subject to lock-up agreements prior to the expiration of the lock-up period, or issue, sell, contract to sell, or otherwise dispose of, any ordinary shares, any options or warrants to purchase any ordinary shares or any securities convertible into, exercisable for or exchangeable for ordinary shares other than our sale of shares in this offering, the issuance of our ordinary shares upon the exercise of outstanding options or warrants, and the issuance of options or ordinary shares under existing stock option and incentive plans.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the ordinary shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Our ordinary shares are traded on the New York Stock Exchange under the symbol "SCT."

A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

The representatives have advised us that, pursuant to Regulation M under the Securities Exchange Act, some participants in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the ordinary shares. A "syndicate covering transaction" is the bid for or purchase of ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with this offering if the ordinary shares originally sold by such underwriter or syndicate member are purchased by the representatives in a syndicate covering transaction and have therefore not been effectively placed by such underwriter or syndicate member. The representatives have advised us that such transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Bear, Stearns & Co. Inc., Putnam Lovell NBF Securities Inc., UBS Securities LLC and other representatives from time to time perform investment banking and other financial services for us and our affiliates for which they receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services.

LEGAL MATTERS

Certain legal matters with respect to United States law will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Certain legal matters with respect to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands. Certain matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

INDEPENDENT AUDITORS

The consolidated financial statements of Scottish Annuity & Life Holdings, Ltd. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus supplement, have been audited by Ernst & Young LLP, independent auditors, as stated in their report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement "incorporates by reference" certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus supplement will update and supersede this information. The following documents filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2002;
•	Current Report on Form 8-K filed with the SEC on April 14, 2003;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and
•	The description of our ordinary shares and our shareholders rights agreement that is contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002.

Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference until all of the securities offered by this prospectus supplement are sold.

We will provide each person to whom a copy of this prospectus supplement has been delivered, without charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Scottish Annuity & Life Holdings, Ltd., Attn: Scott E. Willkomm, P.O. Box 2939, Hamilton, HM MX, Bermuda, (441) 295-4451.

PROSPECTUS

$500,000,000

Scottish Annuity & Life Holdings, Ltd.

Debt Securities
Ordinary Shares
Preferred Shares
Depositary Shares
Share Purchase Contracts
Share Purchase Units

SCOTTISH HOLDINGS STATUTORY TRUST II
SCOTTISH HOLDINGS STATUTORY TRUST III

Preferred Securities
fully and unconditionally guaranteed to the
extent set forth herein by
Scottish Annuity & Life Holdings, Ltd.

We may offer and sell under this prospectus, at various times, the following types of securities:

•	Unsecured senior debt securities
•	Unsecured subordinated debt securities
•	Ordinary Shares
•	Preferred Shares
•	Share purchase contracts
•	Share purchase units

We may also, in conjunction with our trusts, at various times offer and sell:

•	Trust preferred securities, which we will guarantee

We may offer these securities in one or more separate classes or series. We will describe in a prospectus supplement, which must accompany this prospectus, the type and amount of securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any accompanying supplement carefully before you invest in these securities.

Our Ordinary Shares are traded on the New York Stock Exchange under the symbol "SCT". On April 14, 2003 the closing price of our Ordinary Shares, as reported by the New York Stock Exchange, was $18.31 per share.

We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The mailing address of our principal executive office is P.O. Box 2939, Hamilton HM MX, Bermuda. Our street address is Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda and our telephone number is (441) 295-4451.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 24, 2003.

No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, this information or these representations must not be relied upon as having been authorized by us, any Scottish Holdings Trust or any underwriter, dealer or agent. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs or the affairs of any Scottish Holdings Trust since the date hereof.

Delaware insurance holding company statutes applicable to us due to our Delaware insurance company subsidiary generally provide that no person may acquire control of us, and thus indirect control of our Delaware insurance subsidiary, without prior approval of the Delaware insurance commissioner. Generally, any person who acquires beneficial ownership of 10% or more of our outstanding voting securities, including pursuant to the conversion of notes, would be presumed to have acquired such control unless the Delaware insurance commissioner upon application determines otherwise. Beneficial ownership includes the acquisition, directly or indirectly (by revocable proxy or otherwise), of voting shares of Scottish Annuity & Life Holdings, Ltd. If any person acquires 10% or more of the outstanding ordinary shares in violation of such provisions, our Delaware insurance subsidiary or the Delaware insurance commissioner is entitled to injunctive relief, including enjoining any proposed acquisition, or seizing ordinary shares owned by such person, and such ordinary shares would not be entitled to be voted.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we, Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III, which we refer to as the "Scottish Holding Trusts," have filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration or continuous offering process. Using this process, we, and the Scottish Holding Trusts may, from time to time, offer any combination of the securities described in this prospectus, either separately or in units, in one or more offerings with a total initial offering price of up to $500,000,000. This prospectus provides you with a general description of the securities we and the Scottish Holding Trusts may offer. Each time we or the Scottish Holding Trusts offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to those securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices each of which are listed under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Scottish Holding Trusts have authorized anyone to provide you with different information. Neither we nor the Scottish Holding Trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

All references in this prospectus to "Scottish Annuity & Life," "SCT," "our company," "we," "us" or "our" mean Scottish Annuity & Life Holdings, Ltd. unless we state otherwise or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include information with respect to our financial condition, our results of operations and businesses and the expected impact of this offering on our financial condition. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "continue," "project" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

•	uncertainties relating to the ratings accorded to our insurance subsidiaries;
•	the risk that our risk analysis and underwriting may be inadequate;
•	exposure to mortality experience which differs from our assumptions;
•	risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity;
•	uncertainties arising from control of our invested assets by third parties;
•	developments in global financial markets that could affect our investment portfolio and fee income;

•	changes in the rate of policyholder withdrawals or recapture of reinsurance treaties;
•	the risk that our retrocessionaires may not honor their obligations to us;
•	terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular;
•	political and economic risks in developing countries;
•	the impact of acquisitions, including the ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities;
•	loss of the services of any of our key employees;
•	losses due to foreign currency exchange rate fluctuations;
•	uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions);
•	the competitive environment in which we operate and associated pricing pressures; and
•	changes in accounting principles.

The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date of this prospectus and we do not undertake any obligation, other than as may be required under Federal securities laws, to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005.

The Scottish Holdings Trusts

There are no separate financial statements of our trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of our trusts because:

•	All of the voting securities of each of the trusts will be owned, directly or indirectly, by us, a reporting company under the Exchange Act;
•	The trusts have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of the trusts and investing the proceeds in subordinated debt securities issued by us; and
•	We will fully and unconditionally guarantee the obligations of the trusts under the preferred securities. See "Description of the Trust Preferred Securities Guarantees."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus "incorporates by reference" certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus will update and supersede this information. The following documents filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2002;
•	Current Report on Form 8-K filed with the SEC on April 14, 2003; and
•	The description of our Ordinary Shares and our shareholders rights agreement that is contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002.

Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference until all of the securities offered by this prospectus are sold.

We will provide each person to whom a copy of this prospectus has been delivered, without charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Scottish Annuity & Life Holdings, Ltd., Attn: Scott E. Willkomm, P.O. Box 2939, Hamilton, HM MX, Bermuda, (441) 295-4451.

THE COMPANY

Scottish Annuity & Life Holdings, Ltd., which we call Scottish Annuity & Life, is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Through our operating subsidiaries, we are engaged in the reinsurance of life insurance, annuities and annuity-type products. These products are written by life insurance companies and other financial institutions located principally in the United States, as well as around the world. We refer to this portion of our business as life reinsurance. To a lesser extent, we directly issue variable life insurance and variable annuities and similar products to high net worth individuals and families for insurance, investment and estate planning purposes. We refer to this portion of our business as wealth management.

We have operating companies in Bermuda, the Cayman Islands, Ireland, Luxembourg, the United Kingdom and the United States. Our flagship subsidiaries are Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc. and World Wide Reassurance Company Limited. Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. are each rated "A– (excellent)" for financial strength by A.M. Best Company, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch Ratings, which is third highest of twelve rating levels, "A3 (good)" for financial strength by Moody's, which is seventh highest of twenty-one rating levels, and "A– (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-one rating levels. World-Wide Reassurance is rated "A– (excellent)" for financial strength by A.M. Best, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch, which is third highest of twelve rating levels and "A– (strong)" for financial strength by Standard & Poor's, which is sixth highest of twenty-one rating levels. These ratings are based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors.

We have grown to be one of the 10 largest life reinsurers serving the U.S. market (based on the amount of new life reinsurance business assumed in 2002) since our formation in 1998. On December 31, 2001, we expanded our business outside of North America by acquiring World-Wide Holdings Limited, which we call "World-Wide Holdings," and its subsidiary, World-Wide Reassurance Company Limited, which we call "World-Wide Reassurance," from Pacific Life Insurance Company in exchange for 4,532,380 of our ordinary shares. World-Wide Reassurance, formed in 1964, is a U.K.-based reinsurer of group life insurance, individual life insurance, airline pilot "loss of license" insurance and certain dread disease insurance business in Asia, Europe, Latin America, the Middle East and North Africa.

As of December 31, 2002, we had consolidated assets of $3.3 billion and consolidated shareholders' equity of $491.1 million.

Our website address is http://www.scottishannuity.com. Forms 10-K, Forms 10-Q, Forms 8-K and all amendments to those reports are available free of charge on our website. These reports are posted to the website as soon as reasonably practical after they have been filed with the SEC. We also provide electronic or paper copies of these reports on request. Information contained on our website does not constitute part of this prospectus.

THE SCOTTISH HOLDINGS TRUSTS

Each of the Scottish Holdings Trusts are created as Delaware statutory trusts pursuant to declarations of trust executed by us as sponsor for the trusts, and the appointed trustees for the trusts and we have filed certificates of trust for each trust with the Delaware Secretary of State. The declaration of trust for each of the Scottish Holdings Trusts, which are filed as exhibits to the registration statement of which this prospectus forms a part, states the terms and conditions for such Scottish Holdings Trust to issue and sell their respective trust preferred securities and trust common securities, which we refer to as the "trust securities."

The Scottish Holdings Trusts exist solely to:

•	issue and sell their respective trust securities;
•	use the proceeds from the sale of their respective trust securities to purchase and hold a series of our debt securities;
•	maintain their status as grantor trusts for federal income tax purposes; and
•	engage in other activities that are necessary or incidental to these purposes.

The term of Scottish Holding Statutory Trust II will expire in 2058, and the term of Scottish Holding Statutory III will expire in 2058, but either may be terminated earlier as provided in the applicable declaration.

We will purchase all of the trust common securities of the Scottish Holdings Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each of the Scottish Holdings Trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority for payment with, the trust preferred securities. However, if we default on our subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

The trustees appointed by us as holder of all of the trust common securities will conduct the Scottish Holdings Trusts' business and affairs. Except in certain limited circumstances, we will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees. The duties and obligations of the trustees shall be governed by the declaration of trust of each Scottish Holdings Trust. A majority of the trustees of each Scottish Holdings Trust will be our employees or officers. One trustee of each Scottish Holdings Trust will be a financial institution which will be unaffiliated with us and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. We refer to this trustee as the "Property Trustee." In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each Scottish Holdings Trust will have its principal place of business or reside in the State of Delaware. We will pay all fees and expenses related to the Scottish Holdings Trusts and the offering of the trust securities. We will guarantee payment of distributions and payments on redemption or liquidation with respect to the trust preferred securities of each Scottish Holdings Trust to the extent the applicable the Scottish Holdings Trust has funds available therefor.

The place of business and the telephone number of each of the Scottish Holdings Trusts is the same as our principal executive offices and telephone number.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, we expect to use the net proceeds from the sale of the securities we offer under this prospectus for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions, working capital, repayment or redemption of outstanding debt and other corporate purposes. Each Scottish Holdings Trust will use all proceeds received from the sale of the trust securities to purchase our junior subordinated debt securities, the proceeds of which will be used as described above.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to fixed charges excluding interest credited on interest sensitive securities for the four year period ended December 31, 2002.

	Year ended December 31,
	2002	2001	2000	1999
Ratio of earnings to fixed charges (1)	1.6	1.9	1.9	2.6
Ratio of earnings to fixed charges excluding interest credited on interest sensitive securities (2)	22.4	13.3	N/A	N/A

(1)	For purposes of determining this ratio, earnings consists of net income before income taxes and cumulative effect of changes in accounting principle. Fixed charges consist of interest and debt expense on long term debt and borrowings and interest credited on interest sensitive contract liabilities.
(2)	This ratio is calculated in the same way as the ratio of earnings to fixed charges, except that fixed charges do not include interest credited on interest sensitive contract liabilities. This ratio is not a measure that the SEC's disclosure rules require or encourage. This ratio is included because it provides additional information on the coverage of fixed charges that are not related to our products and is commonly used by individuals who analyze our financial statements.

We may issue up to 50,000,000 Preferred Shares. Presently, no Preferred Shares are outstanding and we do not have a Preferred Shares dividend obligation. Therefore, the ratio of earnings to combined fixed charges and Preferred Shares dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and The Bank of New York, as trustee. Our subordinated debt securities are to be issued under a subordinated indenture between us and The Bank of New York, as trustee. In addition, we may issue junior subordinated debt securities to the Scottish Holdings Trusts in connection with the issuance of preferred securities and common securities by the Scottish Holdings Trusts. These junior subordinated debt securities would be issued under a separate junior subordinated indenture between us and The Bank of New York, as trustee. The senior indenture, the subordinated indenture and the junior subordinated indenture are sometimes referred to herein collectively as the "indentures" and each individually as an "indenture." We refer to The Bank of New York, in its capacity as trustee under any, some or all of the indentures, as the "indenture trustee." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

This section briefly summarizes certain terms of the debt securities and uses some terms that are not defined in this prospectus but that are defined in the indentures. This summary is not complete. There may be other provisions in the indentures that are important to you. You should read the indentures for a complete understanding of their provisions and for the definition of some terms used in this summary. In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions. When we refer to particular articles or sections or defined terms of an indenture, without specific reference to an indenture, we are referring to all the indentures. The indentures are included as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture, the subordinated indenture and the junior subordinated indenture. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to the Scottish Holdings Trusts.

General

The debt securities will be our unsecured senior or subordinated obligations. The indentures do not limit the amount of debt securities that we may issue thereunder and do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue. Our senior debt securities will rank equally with all of our existing and future unsecured senior indebtedness, and senior in right of payment with all our future subordinated indebtedness. Our subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior indebtedness (which term includes the senior debt securities) of ours as described under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement. Our junior subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior indebtedness (which term includes the subordinated debt securities) of ours as described under "Subordination of the Junior Subordinated Debt Securities" and in the applicable prospectus supplement.

We are a holding company. We derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us, including payments to us of principal and interest under intercompany indebtedness. Our subsidiaries are separate and distinct legal entities and have no obligations to pay any amounts or to make specific funds available for payments with respect to our debt securities whether by dividends, distributions, loans or other payments. Various financing arrangements, regulatory restrictions, charter provisions and other instruments may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. In addition the ability of our insurance subsidiaries to pay cash dividends is restricted under the insurance laws in the jurisdictions where those subsidiaries are domiciled.

Except to the extent that we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities effectively will be subordinated to the debt and preferred shares of the subsidiaries because, as the common shareholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security. Furthermore, our obligations with respect to any subordinated debt securities will be subordinate and junior in right of payment to our obligations under our senior debt, including the senior debt securities.

In the event our junior subordinated debt securities are issued to the Scottish Holdings Trusts in connection with the issuance of preferred securities and common securities by the Scottish Holdings Trusts, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Scottish Holdings Trusts upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued to a Scottish Holdings Trust in connection with the issuance of preferred securities and common securities by such Scottish Holdings Trust.

When we offer debt securities pursuant to this registration statement, we will issue a prospectus supplement, which will accompany this prospectus and will explain the following terms of and information relating to the series of debt securities being offered:

•	Classification as senior or subordinated debt securities, the specific designation, aggregate principal amount, purchase price and denomination;
•	Currency or units based on or relating to currencies in which the debt securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;
•	Any date or dates upon which the principal of the debt securities is payable;
•	Interest rate or rates (which may be fixed or variable) or the method by which such rate will be determined, if any;
•	The dates on which any such interest will be payable and the circumstances, if any, in which interest may be deferred;
•	The dates from which interest will accrue and the method of determining those dates;
•	The place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable and where you may present the debt securities for registration of transfer or exchange;
•	Any mandatory or optional redemption, repayment or sinking fund provisions;
•	Whether we will issue the debt securities in registered form or bearer form or both and, if bearer debt securities are issued, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest, if any, on such bearer debt securities, the exchange of one form for another and the offer, sale and delivery of such bearer debt securities;
•	Whether we will issue the debt securities in whole or in part in global form and, if so, the identity of the depositary for these securities and the terms and conditions, if any, upon which these debt securities may be exchanged in whole or in part for other definitive securities;
•	The proposed listing, if any, of the debt securities on any securities exchange;
•	Any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts;

•	Any variation to the provisions of the indentures with respect to the satisfaction and discharge of our indebtedness and obligations, or termination of certain covenants and events of default under the indentures, with respect to the debt securities by deposit of money or government obligations;
•	In the case of the junior subordinated debt securities issued to one of the Scottish Holdings Trusts, the terms and conditions of any obligations or rights of ours or the relevant Scottish Holdings Trust to convert or exchange such subordinated debt securities into preferred securities of that trust;
•	In the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of our subordinated debt securities or other indebtedness in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;
•	Any trustee (other than The Bank of New York), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
•	Our right to defer payments of interest on the junior subordinated debt securities;
•	If other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;
•	Whether the debt securities will be convertible into Ordinary Shares and/or exchangeable for other securities issued by us or cash, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable; and
•	Any other specific terms of the debt securities not inconsistent with the provisions of the applicable indenture.

You may exchange your debt securities and transfer your registered debt securities as described in the applicable indenture. These services will be provided without charge, other than any tax or other governmental charge related to these services, but subject to the limitations provided in the applicable indenture. You may transfer any bearer debt securities and their coupons, if any, by delivering them to the party to whom you wish to transfer them.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that is below the prevailing market rate will be sold at a discount below their stated principal amount. We will describe in a prospectus supplement any special United States federal income tax considerations that apply to discounted debt securities and debt securities issued at par, which are treated as having been issued at a discount for United States federal income tax purposes.

Principal amounts of or interest on our debt securities may be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. You may receive a principal amount or a payment of interest that is greater or lesser than the amount of principal or interest otherwise payable, depending upon the value of applicable currency, commodity, equity index or other factors. We will provide you with information on the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for Ordinary Shares, Preferred Shares or other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Cayman Islands law, the Memorandum of Association (the "Memorandum") and the Articles of Association (the "Articles").

Global Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We will issue these global debt securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global debt security or securities. Unless it is exchanged in whole for debt securities in definitive registered form, a global debt security may only be transferred as a whole by:

•	The depositary for the global debt security to a nominee of such depositary;
•	A nominee of the depositary for the global debt security to such depositary or another nominee of such depositary; or
•	The depositary for the global debt security or any nominee to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities represented by a global debt security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all such depositary arrangements.

Beneficial Interests in a Global Debt Security

You may own a beneficial interest in a global debt security only if you have an account with the depositary for such global debt security or hold an interest through someone with an account with the depositary. Upon the issuance of a global debt security, the depositary for such global debt security will credit your accounts on its book-entry registration and transfer system with the respective principal amounts of the debt securities represented by such global debt security beneficially owned by you. Initially, the accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such debt securities. Your ownership of a beneficial interest in a global debt security will be shown on, and the transfer of such ownership interests will be effected through, the depositary's records for such global debt security (if you have an account with the depositary) and on the records of the depositary's account holder (if you own securities through an account holder). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in global debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as described below, if you own a beneficial interest in a global debt security, you will not be entitled to have the debt securities represented by such global debt security registered in your name, will not be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owner or holder of the debt security under the applicable indenture. Accordingly, you must rely on the procedures of the depositary for your global debt security and, if you own through a person having an account with the depositary, on the procedures of such person, to exercise any rights of a holder under the applicable indenture. If we request any action of holders or if an owner of a beneficial interest in a global debt security desires to take any action which it is entitled to take, the depositary for such global debt security would authorize the participant holding the relevant beneficial interests to give or take such action, and such participants would authorize the beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Payments of Principal, Premium and Interest

We will pay the principal, premium, if any, and any interest on a global debt security to the depositary that is the registered holder of the global debt security or its nominee. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any global debt security or its nominee, upon receipt of any payment of any principal, premium or interest in respect of such global debt security, will immediately credit your account with payments in amounts proportionate to your respective beneficial interest in the principal amount of such registered global debt security as shown on the records of the depositary or its nominee.

If you own a beneficial interest in a global debt security through a participant, we expect that payments to you by the participant will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

Issuance of Definitive Debt Securities

If the depositary for any global debt security is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint a successor. If we do not appoint a successor depositary registered as a clearing agency within 90 days, we will issue the affected debt securities in definitive form in exchange for the global debt security. In addition, we may determine not to have any of the debt securities of a series represented by global debt securities and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the global debt securities representing such debt securities. Any debt securities issued in definitive form in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that the depositary's instructions regarding the ownership of beneficial interests in such global debt security will be based on directions given by the participants.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive definitive debt securities in exchange for your beneficial interest in a global debt security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of definitive debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those definitive debt securities in denominations of $1,000 and integral multiples of $1,000.

We may also issue bearer debt securities in global form, which we will refer to as a "bearer global security," that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary we identify in a prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to any portion of a series of debt securities to be represented by a bearer global security, will be described in the prospectus supplement relating to such series.

Certain Covenants

Limitations on Liens

We agree that, so long as any senior debt securities remain outstanding, neither we nor our subsidiaries will issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, upon any shares of the voting stock of a restricted subsidiary without providing that such senior debt securities issued under the senior indenture shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as the indebtedness remains so secured. These restrictions, however, do not apply to liens or to any mortgage, pledge or other encumbrance upon shares of voting stock of any corporation that exist at the time such corporation becomes a restricted subsidiary and extensions, renewals or replacements of these pre-existing liens and to certain permitted liens as defined in the senior indenture. (Senior Indenture Section 3.9.)

The term "restricted subsidiary" means (a) any present or future subsidiary, the consolidated total assets (as defined in the senior indenture) of which constitute 20% or more of our consolidated total assets; and (b) any subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any subsidiary referred to or described in clause (a).

The term "subsidiary" means any corporation or other entity in which we own or control, directly or indirectly, more than 50% of the outstanding shares of voting stock. At March 31, 2003, our restricted subsidiaries were Scottish Re (Dublin) Limited, World-Wide Reassurance Company Limited, Scottish Re (U.S.), Inc. and Scottish Annuity & Life Insurance Company (Cayman) Ltd. (Section 1.1.)

Consolidation, Merger and Sale of Assets

Each indenture provides that we may not consolidate with or merge into, or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties to another person unless, among other things:

•	either we are the resulting, surviving or transferee person or the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof, the District of Columbia, the Cayman Islands or Bermuda;
•	such person assumes all of our obligations under the notes and the applicable indenture; and
•	immediately after the merger, consolidation, conveyance, transfer or lease we, or the successor entity, will not be in default in the performance of the covenants and conditions of the indenture applicable to us.

This restriction on the consolidation, merger or sale of our assets does not apply to any recapitalization transaction, a change of control over us or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of our assets substantially as an entirety. Unless otherwise described in a prospectus supplement for a particular series of debt securities, no covenants or other provisions in the indentures provide for a put or increased interest or otherwise afford you additional protection in the event of a recapitalization transaction, a change of control over us or a highly leveraged transaction.

Restrictions on Certain Dispositions

As long as any of the senior debt securities remain outstanding, neither we nor our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of any of our restricted subsidiaries, unless:

•	The issuance, sale, assignment, transfer or other disposal of voting stock is required to comply with the order of a court or regulatory authority, other than an order that we or one of our restricted subsidiaries requested;
•	The shares of voting stock issued, sold, assigned, transferred or otherwise disposed of are directors' qualifying shares;
•	All of the voting stock of a restricted subsidiary that either we or our restricted subsidiaries own is sold for cash or other property that has a fair market value (as determined in good faith by our Board of Directors) that is at least equal to the fair value of such voting stock; or
•	We would own, together with our restricted subsidiaries, at least 70% of the issued and outstanding voting stock of such restricted subsidiary after the issuance, sale, assignment, transfer or other disposition, and such issuance, sale, assignment, transfer or other disposition is made for cash or other property which is at least equal to the fair value of such voting stock. (Section 9.3.)

When we refer to "fair value," with respect to any voting stock, we mean the fair value as determined in good faith by our Board of Directors. (Section 1.1.) The senior indenture does not restrict the transfer of assets from a restricted subsidiary to any person, including either to us or one of our subsidiaries.

Events of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute events of default under the applicable indenture with respect to any series of debt securities issued under the applicable indenture:

•	our failure to pay any interest on such series of debt securities when due and payable, and continuance of such default for a period of 30 days;
•	our failure to pay all or any part of the principal on any debt security of such series when due and payable at maturity or upon redemption;
•	our failure to pay any sinking fund installment when due;
•	our failure to perform or observe any other term, covenant or warranty of ours contained in the applicable indenture for the benefit of such series, and the continuance of this default or breach for a period of 60 days after written notice is given as provided in such indenture;
•	our bankruptcy, insolvency or reorganization; or
•	our failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money (other than non-recourse obligations), in an aggregate principal amount exceeding $25,000,000, if such event of default results in the acceleration of the other indebtedness, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 30 days after we receive written notice of such failure or default. (Section 5.1.)

If an event of default has occurred and is continuing, other than an event of default specified in the fifth bullet above, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that affected series may declare the principal and accrued interest of all debt securities of that such affected series to be due and payable immediately. If the event of default specified in the fifth bullet above shall have occurred, the principal amount on all series of debt securities shall automatically, without any action on the part of the trustee or the holder, become immediately due and payable. These declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of all such affected series; however, a continuing default in payment of principal or premium of or interest on debt securities may not be annulled or waived. (Sections 5.1 and 5.10)

The trustee is not required to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders have offered the trustee reasonable indemnity. This right of the trustee is subject to the provisions relating to its duties during the continuance of any event of default. (Section 6.2) Subject to the provisions for indemnification and subject to the right of the trustee to decline to follow any holders' directions under specified circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Sections 5.9 and 5.11)

Holders of debt securities may not institute any action against us under the indenture (except as set forth above and actions for payment of overdue principal, premium, if any, or interest) unless:

•	They have given the trustee advance written notice of a default that is continuing;
•	The holders of at least 25% in principal amount of the outstanding debt securities of each affected series (treated as one class) have requested the trustee to institute an action and have offered the trustee reasonable indemnity;

•	The trustee has not instituted this action within 60 days of their request; and
•	The trustee has not received direction inconsistent with such written request from the holders of a majority in aggregate principal amount of the debt securities of each affected series (treated as one class). (Sections 5.6 and 5.9)

Each year, we will either certify to the relevant trustee that we are not in default of any of our obligations under the indentures or we will specify to the relevant trustee any default that exists under the indentures. (Section 3.4)

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under each indenture as set forth below if the applicable prospectus supplement allows. (Article X)

We may discharge certain obligations to you if your debt securities have not already been delivered to the trustee for cancellation and have either become due and payable, are by their terms due and payable or are scheduled for redemption within one year by irrevocably depositing with the trustee (a) cash, (b) in the case of debt securities payable only in U.S. dollars, U.S. government obligations, or (c) a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments, the principal of, premium, if any, and interest on your debt securities.

If allowed by the applicable prospectus supplement, we may also:

(1)	defease and be discharged from any and all obligations with respect to the debt securities of or within any series ("full defeasance"); or
(2)	be released from our obligations under certain covenants applicable to the debt securities of or within any series ("covenant defeasance"),

if we deposit money or government obligations with the relevant trustee in sufficient quantity that will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption and any mandatory sinking fund or analogous payments thereon. As a condition to the above actions, we must deliver an opinion of counsel to the trustee stating that the holders of affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of our actions and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we had not taken these actions. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. (Sections 10.4, 10.5 and 10.6)

We may exercise our full defeasance option for the debt securities despite our prior exercise of our covenant defeasance option. If we exercise our full defeasance option, payment of the debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust may be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. (Sections 10.3, 10.4 and 10.6.)

Modification of the Indentures

Changes Requiring Approval of Each Affected Holder

Either the trustee or we may add provisions to, or change in any manner or eliminate any of the provisions of any indenture or modify the rights of the holders of the debt securities of each series so affected with the consent of the holders of a majority in aggregate principal amount of debt securities of all series issued under the indenture then outstanding and affected (voting as one class). However, we need the consent of the holder of each outstanding debt security affected in order to:

•	extend the stated maturity of the principal of any debt security;
•	reduce the principal amount of any debt security;
•	reduce the rate or extend the time of payment of interest on any debt security;
•	reduce any amount payable on redemption of any debt security;
•	change the currency in which the principal of (including any amount in respect of original issue discount), premium or interest on any debt security is payable;
•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
•	alter certain provisions of an indenture relating to the debt securities not denominated in U.S. dollars;
•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•	reduce the percentage in aggregate principal amount of debt securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2.)

Changes Requiring Majority Approval

The indentures (including the terms and conditions of the debt securities) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount of the debt securities at the time outstanding. (Section 8.2)

Changes Requiring No Approval

The indentures (including the terms and conditions of the debt securities) may be modified or amended by us and the trustee, without the consent of the holder of any debt security, to, among other things:

•	secure any debt securities;
•	provide for the assumption of our obligations to the holders of debt securities in the case of a merger, consolidation, conveyance, transfer or lease;
•	add to our covenants for the benefit of the holders of debt securities;
•	cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the applicable indenture or make any other provision with respect to matters or questions arising under the applicable indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the applicable indenture; provided that such modification or amendment does not, in the good faith opinion of our Board of Directors and the trustee, adversely affect the interests of the holders of notes in any material respect;
•	establish the forms or terms of debt securities of any series;
•	evidence the acceptance of appointment by a successor trustee; or
•	add or modify any other provisions with respect to matters or questions arising under the applicable indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of debt securities. (Section 8.1)

The subordinated indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that would be adversely affected by the amendment. (Subordinated Indenture Section 8.6).

Subordination of the Subordinated Debt Securities

We will make all payments on our senior indebtedness first before paying the principal of, premium, if any, and interest on debt securities issued under the subordinated indenture. The subordinated indenture defines "Senior indebtedness" as the principal of and premium, if any, and interest on:

(a)	All our indebtedness,
•	for money we borrowed,
•	for the money borrowed by and obligations of others that we have assumed or guaranteed,
•	in respect of letters of credit and acceptances issued or made by banks, or
•	constituting purchase money indebtedness, or indebtedness secured by property included in our property, plant and equipment accounts at the time of the acquisition of such property by us, which we are directly liable to pay; and
(b)	All deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness.

When we use the term "purchase money indebtedness," we mean indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to our other indebtedness. Unless we state differently in the subordinated indenture, the subordinated debt securities or the related prospectus supplement, senior indebtedness shall not include, the subordinated debt securities, any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the subordinated debt securities, or any of our indebtedness to one of our subsidiaries. (Subordinated Indenture Section 1.1) The subordinated indenture does not contain any limitation on the amount of senior indebtedness that we can incur.

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or our property, or that subordinated debt securities of any series are declared due and payable before their expressed maturity because of the occurrence of an event of default pursuant to Section 5.1 of the subordinated indenture (under circumstances other than a bankruptcy or insolvency event as described above), then the holders of all senior indebtedness will be entitled to be paid the full amount due on the senior indebtedness before the holders of any subordinated debt securities receive any payment on the subordinated debt securities. In the event and during the continuation of any default in payment of any senior indebtedness or if any event of default shall exist under any senior indebtedness, no payment of the principal or interest on the subordinated debt securities or coupons will be made. (Subordinated Indenture Article XIII) If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflict of law provisions of the State of New York), except to the extent the Trust Indenture Act is applicable. (Section 11.8.)

Concerning the Trustee

The Bank of New York is one of a number of banks with which we maintain ordinary banking and trust relationships.

Certain Provisions of the Junior Subordinated Debt Securities Issued to the Scottish Holdings Trusts

Option to Extend Interest Payment Date

Unless provided otherwise in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Scottish Holdings Trusts to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an extension period), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement. (Junior Subordinated Indenture Section 2.12).

Option to Extend Maturity Date

Unless provided otherwise in the related prospectus supplement, we will have the right to:

(1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Scottish Holdings Trusts upon the liquidation of the Scottish Holdings Trusts and the exchange of the junior subordinated debt securities for the preferred securities of the Scottish Holdings Trusts, or

(2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (i) we are not in bankruptcy, otherwise insolvent or in liquidation, (ii) we have not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (iii) the Scottish Holdings Trusts are not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated, (iv) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization, and (v) the extended maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Scottish Holdings Trusts.

If we exercise our right to liquidate the Scottish Holdings Trusts and exchange the junior subordinated debt securities for the preferred securities of the Scottish Holdings Trusts as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Scottish Holdings Trusts. (Junior Subordinated Indenture Section 2.15).

Redemption

Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to the Scottish Holdings Trusts, if an Investment Company Event or a Tax Event, (each, a "special event") shall occur and be continuing, we may, at our option, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the special event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Junior Subordinated Indenture Section 12.5).

For purposes of the junior subordinated indenture, "Investment Company Event" means, in respect of a Scottish Holdings Trust, the receipt by the Scottish Holdings Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the Scottish Holdings Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Scottish Holdings Trusts. (Junior Subordinated Indenture Section 1.1).

"Tax Event" means, in respect of the Scottish Holdings Trusts, the receipt by the Scottish Holdings Trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Scottish Holdings Trusts, there is more than an insubstantial risk that (i) the Scottish Holdings Trusts are, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities, (ii) interest payable by us on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes or (iii) the Scottish Holdings Trusts are, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Junior Subordinated Indenture Section 1.1).

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption and any related unmatured coupons will be void.

Certain Covenants

Unless otherwise provided in the related prospectus supplement, we will covenant, as to each series of our junior subordinated debt securities issued to a Scottish Holdings Trust in connection with the issuance of preferred securities and common securities by such Scottish Holdings Trust, that we will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding Ordinary Shares or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the junior subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any restricted subsidiary if such guarantee ranks junior in interest to the junior subordinated debt securities of such series (other than (a) dividends or distributions in our Ordinary Shares, (b) redemption or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future, (c) payments under any guarantee agreement and (d) purchases of Ordinary Shares related to the issuance of Ordinary Shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we have actual knowledge that (A) with the giving of the notice or lapse of time or both, would constitute an event of default under the applicable junior subordinated indenture and (B) in respect of which we shall not have taken reasonable steps to cure, (ii) we shall be in default with respect to our payment of obligations under the guarantee agreement relating to such preferred securities or (iii) we shall have given notice of our election to begin an extension period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing. (Junior Subordinated Indenture Section 3.12).

In the event our junior subordinated debt securities are issued to a Scottish Holdings Trust in connection with the issuance of preferred securities and common securities of such Scottish Holdings Trust, for so long as such series of junior subordinated debt securities remain outstanding, we will also covenant:

(1) to maintain directly or indirectly 100% ownership of the common securities of the Scottish Holdings Trusts; provided, however, that any permitted successor of ours under the applicable junior subordinated indenture may succeed to our ownership of such common securities;

(2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of our junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Scottish Holdings Trusts, the redemption of all of the preferred securities and common securities of the Scottish Holdings Trusts, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Scottish Holdings Trusts; and

(3) to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause the Scottish Holdings Trusts to remain classified as a grantor trust for United States Federal income tax purposes. (Junior Subordinated Indenture Section 3.14).

Events of Default

If an Event of Default with respect to a series of junior subordinated debt securities issued to a Scottish Holdings Trust has occurred and is continuing and such event is attributable to as default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of such Scottish Holdings Trust may institute a legal proceeding directly against us, which we refer to in this prospectus as a direct action, for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. (Junior Subordinated Indenture Section 8.2). We may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities of such trust. (Junior Subordinated Indenture Section 5.7). If the right to bring a direct action is removed, the Scottish Holdings Trusts may become subject to the reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a direct action. (Junior Subordinated Indenture Section 2.13). The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement.

Subordination of the Junior Subordinated Debt Securities

We will make all payments on our senior indebtedness first before paying the principal of, premium, if any, and interest on debt securities issued under the junior subordinated indenture. The junior subordinated indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on:

(a)	All our indebtedness,
•	for money we borrowed,
•	for the money borrowed by and obligations of others that we have assumed or guaranteed,
•	in respect of letters of credit and acceptances issued or made by banks, or
•	constituting purchase money indebtedness, or indebtedness secured by property included in our property, plant and equipment accounts at the time of the acquisition of such property by us, which we are directly liable to pay; and
(b)	All deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness.

When we use the term "purchase money indebtedness" we mean indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to our other indebtedness. Unless we state differently in the junior subordinated indenture, the junior subordinated debt securities or the related prospectus supplement, senior indebtedness shall not include, the junior subordinated debt securities, any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the junior subordinated debt securities, any of our indebtedness to one of our subsidiaries, and any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) a Scottish Holdings Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Trust Preferred Securities". (Junior Subordinated Indenture Section 1.1). The junior subordinated indenture does not contain any limitation on the amount of senior indebtedness that we can incur.

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or our property, or that junior subordinated debt securities of any series are declared due and payable before their expressed maturity because of the occurrence of an event of default pursuant to Section 5.1 of the junior subordinated indenture (under circumstances other than a bankruptcy or insolvency event as described above), then the holders of all senior indebtedness will be entitled to be paid the full amount due on the senior indebtedness before the holders of any junior subordinated debt securities receive any payment on the junior subordinated debt securities. In the event and during the continuation of any default in payment of any senior indebtedness or if any event of default shall exist under any senior indebtedness, no payment of the principal or interest on the junior subordinated debt securities or coupons will be made. (Junior Subordinated Indenture Article XIII). If this prospectus is being delivered in connection with a series of junior subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

The junior subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Authorized Share Capital

The following is a summary description of our Ordinary Shares and Preferred Shares. You can find information about our Ordinary Shares and Preferred Shares in the following documents that progressively provide more detail: 1) this prospectus, 2) the prospectus supplement, 3) our Memorandum and the Articles, and 4) Cayman Islands law. Since the terms of Ordinary Shares and Preferred Shares may differ from the general information we provide here, in all cases rely on the laws of the Cayman Islands over different information in our Memorandum and the Articles; rely on our Memorandum and the Articles over the prospectus supplement; and rely on the prospectus supplement over this prospectus.

We are currently authorized to issue 100 million Ordinary Shares, par value $0.01 per share, and 50 million Preferred Shares, par value $0.01 per share.

Ordinary Shares

There are no provisions of Cayman Islands law, the Memorandum or the Articles that impose any limitation on the rights of shareholders to hold or vote Ordinary Shares based on the fact that such shareholders are not residents of the Cayman Islands. The Ordinary Shares will be subject to the express terms of the Preferred Shares and any series thereof. Holders of the Ordinary Shares have no pre-emptive, conversion or sinking fund rights.

Voting.    All outstanding shares of our common shares are fully paid and nonassessable. Subject to certain restrictions, each holder of Ordinary Shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any meeting.

Voting rights with respect to the Ordinary Shares are noncumulative unless the following provision is applicable. If (1) the number of issued Controlled Shares (as defined below) of any person other than a Pacific Life Entity (as defined below) would constitute 10% or more of the combined voting power of the issued voting power (calculated after giving effect to any prior reduction in voting power as described below) or (2) the total number of issued Controlled Shares held by the Pacific Life Entities would constitute 25% or more, of the combined voting power of our issued voting shares (calculated, in each case, after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):

(T – C)/(X x C)

Where:

•	"T" is the aggregate number of votes conferred by all the issued shares immediately prior to the application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below;
•	"C" is the number of issued Controlled Shares attributable to such person; and
•	"X" is
•	9.1 if such person is any person other than Pacific Life Insurance Company, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company (each, a "Pacific Life Entity") or
•	3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the Pacific Life Entities.

"Controlled Shares" are the voting shares owned by any person, whether

•	directly,
•	with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or
•	beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

The Formula will be applied successively as many times as may be necessary to ensure that no person other than a Pacific Life Entity will be a 10% Shareholder (as defined below) at any time and that the total combined voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. The defined term "10% Shareholder" means a person who owns, in the aggregate, (1) directly, indirectly or constructively within the meaning of Section 958 of the Code or (2) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, issued shares carrying 10% or more of the total combined voting rights attaching to the issued shares.

The Board of Directors may require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Board of Directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

The Board of Directors retains certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person other than a Pacific Life Entity will be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% of the voting rights of the issued shares at any time.

Transfer.    Except as described below with respect to transfers of Ordinary Shares executed on the New York Stock Exchange, the Board of Directors (or its designees) is required to decline to register a transfer of shares if it has reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person to 10% or more of a class of our shares. The Pacific Life Entities, however, shall each be permitted to transfer our shares to another Pacific Life Entity, provide that the Controlled Shares of the Pacific Life Entities in the aggregate do not exceed 24.9% of our shares.

The Board of Directors (or its designees) also may, in its absolute discretion, decline to register the transfer of any Ordinary Shares, except for transfers executed on the New York Stock Exchange, if it has reason to believe (1) that such transfer may expose us, any subsidiary or shareholder thereof or any variable life policy-holder or any person purchasing reinsurance from us or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (2) that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

The Board of Directors will not decline to register any transfer of Ordinary Shares executed on the New York Stock Exchange for the reasons described above. If, however, any such transfer results in the transferee (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of the our shares or causes the Board of Directors (or its designees) to have reason to believe that such transfer may expose us, any subsidiary or shareholder thereof or any variable life policy-holder or any person purchasing reinsurance from us to adverse tax or regulatory treatment in any jurisdiction, the Articles empower the Board of Directors (or its designees) to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the Board of Directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from us. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on the New York Stock Exchange. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of us or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

Dividends.    Holders of Ordinary Shares are entitled to receive dividends ratably when and as declared by the Board of Directors from funds legally available therefor, subject to prior payment of Preferred Shares, if any.

Liquidation.    In the event of any dissolution, liquidation or winding-up, whether voluntary or involuntary, after there are paid or set aside for payment to creditors and the holders of any Preferred Shares the full amounts to which they are entitled, the holders of the then outstanding Ordinary Shares will be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such shareholders, any of our remaining assets available for distribution to its shareholders.

Restrictions on Share Issuance.    We are restricted from issuing shares if such issuance would increase the number of total Controlled Shares of any person other than a Pacific Life Entity to 10% or more of a class of our shares or the total Controlled Shares of the Pacific Life Entities to 25% or more on an unadjusted basis.

Share Redemption.    Ordinary Shares may be redeemed or repurchased on terms agreed to between the Board of Directors and the holder of the shares and, subject to Exchange Act and stock exchange regulations, we may, from time to time, purchase or redeem all or part of the Ordinary Shares of any shareholder, whether or not we have made any offer to all or any of the other shareholders. Any redemption or repurchase must be done in a manner that the Board of Directors believes would not cause the total Controlled Shares of any person to equal or exceed 10% of a class of our shares.

Lien on Shares.    We will have a first and paramount lien on all shares (whether fully paid-up or not) registered in the name of a shareholder for all debts, liabilities or engagements to or with us (whether presently payable or not) by such shareholder or such shareholder's estate and that upon notice, we may sell any shares on which we have a lien to the extent any sum in respect of which the lien exists is presently payable. Registration of a transfer of any shares subject to our lien will operate as a waiver of such lien.

Unilateral Repurchase Right.    The Articles provide that if our Board of Directors determines that beneficial ownership of issued shares by any shareholder may result in adverse tax, regulatory or legal consequences to us, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by us or any such subsidiary, the Board of Directors may, in its absolute discretion, redeem or repurchase all or part of the shares held by such shareholder or direct such shareholder to sell and transfer all or part of such shares to one or more designated third parties. The price to be paid for such shares will be the fair market value of such shares as determined in accordance with the Articles.

Preferred Shares

We may offer Preferred Shares, the terms of which will be described in a prospectus supplement. Our Board of Directors may authorize the issuance of up to 50 million shares of Preferred Shares without shareholder approval. On the date of this prospectus, there are no Preferred Shares outstanding. We may also offer depositary shares evidenced by depositary receipts, each representing an interest in a share of the particular series of the Preferred Shares issued and deposited with a Preferred Shares depositary. We describe this program below in the section called "Description of Depositary Shares."

We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of Preferred Shares through a certificate of designation adopted by our Board of Directors or a duly authorized committee of our Board of Directors. We will describe the terms, if any, on which shares of any series of Preferred Shares are convertible or exchangeable into Ordinary Shares in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common shares that you receive as a holder of Preferred Shares would be converted or exchanged.

Certain Memorandum of Association and Articles of Association Provisions

We describe certain provisions of our Memorandum of Association and Articles of Association in the following paragraphs.

The Articles contain certain provisions that make more difficult the acquisition of control by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with the Board of Directors. The Board of Directors believes that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with the Board of Directors. The Board of Directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. These provisions could, however, have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. In addition, the Articles provide that voting rights with respect to shares directly or indirectly beneficially owned by any person or group of persons, other than the Pacific Life Entities, directly or indirectly beneficially owning 10% or more of the outstanding combined voting power (or 25% in the case of the combined voting power of the Pacific Life Entities) of our issued voting shares will be limited to a voting power of less than 10% (or less than 25% in the case of the Pacific Life Entities), which significantly limits the ability of a prospective acquiror to effect a takeover. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the Ordinary Shares.

Classified Board of Directors

The Articles provide for a classified Board of Directors, to which approximately one-third of the Board is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Articles provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. In addition, the Board of Directors has sole authority to set the size of the Board of Directors from one to twelve Directors; provided that a decrease in the size of the Board cannot shorten the term of any incumbent Director.

Our classified Board of Directors makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these provisions may deter changes in the composition of the Board of Directors or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest.

Number of Directors; Removal; Filling Vacancies

The Board of Directors may consist of one to twelve members. Our directors have the exclusive power and right to set the exact number of directors within that range by resolution adopted by the vote of a majority of the directors present at a meeting at which a quorum is present, or by unanimous written consent. The Board of Directors currently consists of nine directors. The Articles provide that the Board of Directors may fill newly created directorships. This provision may prevent you from obtaining majority representation on the Board of Directors by allowing the Board of Directors to enlarge itself and fill the new directorships with its own nominees. A director so elected by the Board of Directors holds office until the next succeeding annual general meeting of shareholders and until his or her successor has been elected and qualified. These provisions preclude you from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with your own nominees.

Special Meetings of Shareholders

Except as otherwise required by law, and subject to the terms of any class or series of shares issued by us having a preference over the Ordinary Shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of shareholders may be called only by a majority of the directors or at the request in writing of shareholders owning at least fifty percent (50%) of the outstanding shares generally entitled to vote, subject to certain limitations.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

If a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must contain the information required by the Articles and must be given and received by our Secretary at our principal executive offices not later than (1) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting and (2) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The presiding officer of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

In addition, pursuant to a shareholder agreement between us and Pacific Life Insurance Company, we have agreed that for so long as the Pacific Life Entities own at least 15% of our issued and outstanding Ordinary Shares, (1) the Pacific Life Entities will be entitled to nominate for election a number of persons equal to at least 20% of the number of members of our Board of Directors and (2) at least one director nominated by the Pacific Life Entities will serve on the Audit and Finance and Investment Committees of our Board of Directors. For such period that the Pacific Life Entities beneficially own at least 10% of our issued and outstanding Ordinary Shares, they will be entitled to nominate at least one person for election to our Board of Directors.

The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

No Action by Written Consent of the Shareholders

Our shareholders may not take action by written consent in lieu of a meeting.

Limitation on Liability

Our directors' liability is limited to the extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:

•	A breach of their duty of loyalty to us or our shareholders;
•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	Payment of a dividend on shares or a purchase or redemption of our shares in violation of law; or
•	Any transaction from which a director derived an improper personal benefit.

Because of these limitations on liability, our shareholders may not sue one of our directors for money unless the shareholder (through a derivative action) can show the director committed one of the offenses listed above. These provisions do not affect our directors' liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors' liability may discourage or deter shareholders or management from suing directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us or our shareholders. This limitation on our directors' liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director's breach of his duty of care.

Indemnification

We will indemnify our directors, officers and employees to the fullest extent permitted by Cayman Islands law. We are generally required to indemnify our directors and officers for all threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such person by reason of the fact that such person was a director, officer or employee. An officer or director may not be indemnified for his own dishonesty, willful neglect or default.

DESCRIPTION OF DEPOSITARY SHARES

We provide information to you about our depositary shares in four separate documents that progressively provide more detail: (1) this prospectus, (2) the prospectus supplement, (3) the deposit agreement, and (4) the depositary receipts. Since the terms of the depositary shares may differ from the general information we have provided, in all cases rely on the information in the depositary receipts over different information in the deposit agreement; rely on the deposit agreement over the prospectus supplement; and rely on the prospectus supplement over this prospectus.

General

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or Preferred Shares. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of Preferred Shares, as the case may be.

We will deposit the debt securities or shares of any series of Preferred Shares represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or Preferred Shares represented by the depositary share, to all the rights and preferences of the debt security or Preferred Shares, as the case may be, represented by the depository share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Dividends and Other Distributions

The depositary will distribute cash dividends and other cash distributions received on the debt securities or Preferred Shares, as the case may be, to you in proportion, if possible, to the number of depositary shares that you own.

If we have a distribution of property rather than cash, the depositary will distribute the property received by it to you in proportion, if possible, to the number of depositary shares that you own. If the depositary determines that it is not feasible to make a distribution of property, it may adopt the method it believes to be fair and practicable for the purpose of carrying out the distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders. We must, however, approve this alternative method.

Either the depositary or we will reduce the dividends and other distributions payable to you by any amount we are required to withhold for taxes.

Conversion and Exchange

If the Preferred Shares or debt security underlying your depositary shares is convertible or exchangeable, you will have either the right or obligation to convert or exchange your depositary shares pursuant to the applicable prospectus supplement.

Redemption of Depositary Shares

If the Preferred Shares or debt security underlying your depositary shares is redeemable, the depositary will redeem these depositary shares using the funds it receives from the redemption. The redemption price for each of your depositary shares will equal the applicable fraction of the redemption price per debt security or Preferred Share, as the case may be, payable in relation to the redeemed series of debt securities or Preferred Shares. Whenever we redeem debt securities or Preferred Shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or Preferred Shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

After the date we set for redemption, the depositary shares we call for redemption will no longer be outstanding and all your rights as a holder of the depositary shares will end, except the right to receive money for the redeemed depositary shares. If we deposit funds with the depositary for the redemption of your depositary shares and you do not redeem these shares within two years of the date of our deposit, the funds will be returned to us.

Voting

If we have a meeting at which you are entitled to vote, the depositary will mail you the information about the meeting that you need. Record holders of depositary receipts on the record date (which will be the same date as the record date for our Preferred Shares) will be entitled to instruct the depositary how to exercise the voting rights on the Preferred Shares or debt securities, as the case may be, represented by their depositary shares. The depositary will try, if practicable, to vote in accordance with these instructions, and we will agree to take all reasonable actions that the depositary may request in order to enable it to so vote. The depositary will not vote a holder's Preferred Shares or debt securities, as the case may be, if it does not receive specific written instructions from the holder.

Record Date

Whenever we need to:

•	pay a dividend, make a distribution, or offer any rights, preferences or privileges on Preferred Shares;
•	hold a meeting which preferred shareholders may vote at or require notice of; or
•	convert or call for redemption any of our Preferred Shares,

the depositary will set a record date. If you are a holder of depositary receipts on the record date, you will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or be entitled to give instructions for the exercise of voting rights at a meeting or to receive notice of meeting or of redemption or conversion of your shares.

Amendment and Termination of the Deposit Agreement

We can amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by holders of depositary receipts, which we describe in this prospectus under "Charges of Depositary"), or which otherwise prejudices any of their substantial existing rights, will not take effect on their outstanding depositary receipts until 90 days after we mail notice of such amendment to them.

The depositary will terminate the deposit agreement when we direct them to do so. They will mail you notice of such termination at least 30 days before they terminate the deposit agreement. The depositary may also terminate the deposit agreement 45 days after it has delivered written notice to us of its decision to resign if we have not appointed a successor depositary willing to be our depositary at that time.

If a holder of depositary receipts still has depositary receipts after the date of termination, the depositary will not:

•	Transfer these depositary receipts;
•	Pay dividends to the holder of the depositary receipts; or
•	Give the holder of the depositary receipts any further notices (other than notice of such termination) or perform any further acts under the deposit agreement.

However, if the holder of depositary receipts still has depositary receipts after the date of termination, the depositary will continue to:

•	Collect dividends and any other distributions on the Preferred Shares; and
•	Deliver the Preferred Shares together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for the depositary receipts the holder of the depositary receipts surrenders to it.

If a holder of depositary receipts has not surrendered its depositary receipts within two years from the date of termination, the depositary may sell the Preferred Shares it still has at public or private sales and may keep the net proceeds of the sale, together with any money and other property then held by it, for the benefit of the holder of the depositary receipts.

Charges of Depositary

We will pay the charges of the depositary, including charges in connection with the initial deposit of the Preferred Shares or debt securities, the initial issuance of the depositary receipts, the distribution of information to you about matters on which you are entitled to vote, withdrawals of the Preferred Shares or debt securities by you or redemption or conversion of the Preferred Shares or debt securities. We will not pay for taxes (including transfer taxes, if any) and other governmental charges and charges that the deposit agreement requires you to pay.

Miscellaneous

You may read all the reports and communications from us which are delivered to the depositary as our preferred shareholder or holder of debt securities, as the case may be, at its corporate office and its New York office.

You will not be able to hold either the depositary or us liable if we are prevented or delayed from performing our obligations under the deposit agreement by law or any circumstance beyond our control. The depositary is only obligated to perform its duties under the deposit agreement without negligence or bad faith. We are only obligated to perform our duties under the deposit agreement in good faith. Neither the depositary nor we are obligated to prosecute or defend any legal proceeding for any depositary shares, Preferred Shares or debt securities unless we receive satisfactory indemnity. Together with the depositary, we are entitled to rely on the advice of or information from our legal counsel, accountants or other persons we believed to be competent and on documents believed to be genuine.

The depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Each of the Scottish Holdings Trusts may issue only one class of trust preferred securities. We will describe these trust preferred securities in a prospectus supplement. The declaration of trust of a Scottish Holdings Trust will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities.

The trust preferred securities will have terms, such as distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions that are discussed in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act or the Delaware Statutory Trust Act.

The prospectus supplement for the trust preferred securities of a Scottish Holdings Trust will include the specific terms of the series of trust preferred securities being issued, including:

•	The distinctive designation of the trust preferred securities;
•	The number of trust preferred securities issued by such Scottish Holdings Trust;
•	The annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;
•	Whether distributions on trust preferred securities will be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;
•	The amount or amounts which will be paid out of the assets of such Scottish Holdings Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Scottish Holdings Trust;
•	The obligation or right of the Scottish Holdings Trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which trust preferred securities will be purchased or redeemed pursuant to such obligation;
•	The voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, as a condition to specified action or amendments to the declaration of trust;
•	The terms and conditions, if any, upon which the preferred securities issued by the Scottish Holdings Trust may be converted into our Ordinary Shares, including conversion price per share;
•	The terms and conditions, if any, upon which the subordinated debt securities purchased by such Scottish Holdings Trust may be distributed to holders of trust preferred securities;
•	If applicable, any securities exchange upon which the trust preferred securities will be listed; and
•	Any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of trust of the Scottish Holdings Trust or with applicable law.

We will guarantee distributions on trust preferred securities to the extent set forth below under "Description of the Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to trust preferred securities will be described in a prospectus supplement relating to the trust preferred securities.

In connection with the issuance of preferred securities, each of the Scottish Holdings Trusts will issue one series of common securities. The declaration of trust of each of the Scottish Holdings Trusts authorizes it to issue one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by each of the Scottish Holdings Trusts will be substantially identical to the terms of the trust preferred securities issued by such Scottish Holdings Trust and the common securities will rank equally, and payments will be made thereon on a pro rata basis with the trust preferred securities. If an event of default occurs and is continuing, the rights of the holders of such common securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities issued by each of the Scottish Holdings Trusts will also carry the right to vote and to appoint, remove or replace any of the trustees of such Scottish Holdings Trust. We will own all of the common securities of the Scottish Holdings Trusts.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

We provide information to you about the trust preferred securities guarantees in three separate documents that progressively provide more detail: (1) this prospectus, (2) the prospectus supplement, and (3) the guarantee agreement. Additionally, the Trust Indenture Act incorporates certain terms into the trust preferred securities guarantee. Since the terms of the trust preferred securities guarantee may differ from the general information we have provided, in all cases rely on the information in the trust preferred securities guarantee and Trust Indenture Act over different information in the prospectus supplement; and rely on the prospectus supplement over this prospectus.

Each trust preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, the indenture trustee, for your benefit.

General

We will irrevocably agree to pay in full, on a subordinated basis, to the holder of the trust preferred securities issued by a Scottish Holdings Trust, the guarantee payments described in the next paragraph when due, regardless of any defense, right of set off or counterclaim that such Scottish Holdings Trust may have.

We will make the following payments on the trust preferred securities issued by a Scottish Holdings Trust, to the extent not paid by or on behalf of such Scottish Holdings Trust:

•	Any accrued and unpaid distributions which the Scottish Holdings Trust is required to pay on the trust preferred securities if the Scottish Holdings Trust has sufficient funds to make such payments;
•	The amount payable upon redemption of the trust preferred securities, to the extent of funds held by the Scottish Holdings Trust, for any preferred securities called for redemption by the Scottish Holdings Trust; and
•	Upon the liquidation of a Scottish Holdings Trust, the lesser of:
(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent of funds held by such Scottish Holdings Trust, and
(b)	the amount of assets of the Scottish Holdings Trust remaining available for distribution to holders of trust preferred securities after the liquidation (other than in connection with the distribution of subordinated debt securities to the holders of the preferred securities of the Scottish Holdings Trust in exchange for preferred securities as provided in the applicable declaration of trust).

We will make these payments either by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to make these payments.

Because each of these guarantees is a guarantee of payment and not of collection, you may proceed directly against us as guarantor. You do not have to first proceed against the Scottish Holdings Trust before attempting to collect from us, and we waive any right or remedy to require that any action be brought against a Scottish Holdings Trust or any other person or entity before proceeding against us. Our obligations will not be discharged except by payment of the guarantee payments in full.

If we fail to make interest payments on the subordinated debt securities or pay amounts payable upon the redemption, acceleration or maturity of the subordinated debt securities held by a Scottish Holdings Trust, the Scottish Holdings Trust will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of such preferred securities. The guarantees do not cover payment of distributions or the amount payable upon redemption or repayment in respect of preferred securities when a Scottish Holdings Trust does not have sufficient funds to pay these distributions or amounts.

We have through each of the guarantees, and certain back-up obligations, consisting of our obligations to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the trust as set forth in the declaration, indenture and subordinated debentures, taken together, fully and unconditionally guaranteed all of the trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes any such guarantee. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantees of the trust's obligations under the preferred securities.

Certain Covenants of Scottish Annuity & Life Holdings, Ltd.

In each of the guarantees, we agree that so long as any trust preferred securities remain outstanding, if at such time:

•	we have exercised our option to defer interest payments on the subordinated debt securities and such deferral is continuing;
•	we are in default on our payment or other obligations under each of the guarantees; or
•	an event of default under the applicable indenture has occurred,

then we:

•	will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of our Preferred Shares (other than share dividends paid by us which consist of the shares of the same class as that on which the dividend is being paid);
•	will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the subordinated debt securities; and
•	will not make any guarantee payments with respect to the foregoing (other than pursuant to the guarantee).

Amendments and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of not less than 66 ?% in aggregate stated liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will benefit the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Status of the Guarantees; Subordination

The guarantees will constitute our unsecured obligation and will rank:

•	Subordinate and junior in right of payment to all our liabilities, except any liabilities that may be made pari passu expressly by their terms;
•	Pari passu with the most senior preferred or preference shares issued by us and with any guarantee entered into by us in respect of any preferred or preference shares or preferred securities of any affiliate of ours; and
•	Senior to our Ordinary Shares.

Upon our bankruptcy, liquidation or winding up, our obligations under each of the guarantees will rank junior to all our other liabilities (except as described above) and, therefore, we may not have enough funds for payments under the guarantees.

The declarations of trust provide that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of a default under the guarantee, undertakes to perform only those duties that are specifically set forth in the guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

Our guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of Ordinary Shares or Preferred Shares, or other property, at a future date or dates. The price per share of Preferred Shares or Ordinary Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula described in the share purchase contracts. We may issue share purchase contracts separately or as a part of units each consisting of a share purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the Preferred Shares or the Ordinary Shares under the share purchase contract. The share purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The share purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any share purchase contracts or share purchase units.

PLAN OF DISTRIBUTION

We, along with the Scottish Holdings Trusts, may sell the securities directly or through agents, underwriters or dealers.

Agents appointed by us or a Scottish Holdings Trust may solicit offers to purchase securities. The prospectus supplement will name these agents, who may be underwriters, and discuss any commissions payable to them. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. Together with the Scottish Holdings Trusts, we may also sell securities to an agent as principal. Agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of securities, either a Scottish Holdings Trust or we will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction, including, commissions, discounts and other compensation of the underwriters, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities to the public. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be offered and sold at a fixed price or prices, which may be changed, or at various times at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities of a series if they purchase any of such securities. We or a Scottish Holdings Trust may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we or a Scottish Holdings Trust grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such securities. The underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, either a Scottish Holdings Trust or we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us or a Scottish Holdings Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with either a Scottish Holdings Trust or us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Scottish Holdings Trust or us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If indicated in the prospectus supplement, either a Scottish Holdings Trust or we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Each series of securities will be a new issue and, other than the Ordinary Shares which are quoted on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of Ordinary Shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the applicable Scottish Holdings Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to New York and United States federal law will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York, special counsel to us and the Scottish Holdings Trusts. Certain legal matters with respect to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands. Certain matters of Delaware law relating to the validity of the preferred securities of the Scottish Holdings Trusts will be passed upon for the Scottish Holdings Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Scottish Holdings Trusts. LeBoeuf, Lamb, Greene & MacRae, L.L.P. will rely as to matters of Cayman Islands on Maples and Calder and to matters of Delaware law on Richards, Layton & Finger, P.A.

INDEPENDENT AUDITORS

The consolidated financial statements of Scottish Annuity & Life Holdings, Ltd. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report.

ENFORCEMENT OF CIVIL LIABILITIES UNDER
UNITED STATES FEDERAL SECURITIES LAWS

We are a Cayman Islands exempted company with our principal executive office in Bermuda. In addition, some of our officers and directors, as well as some of the independent auditors and counsel named in this prospectus, reside outside the United States, and all or much of our assets and their assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against us or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue New York, New York 10011, our United States agent irrevocably appointed for that purpose.

We have been advised by our Cayman Islands counsel, Maples and Calder, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will — based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given — recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner, and is not a kind, the enforcement of which is contrary to the public policy of the Cayman Islands. There is doubt, however, as to whether the Grand Court of the Cayman Islands will (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, on the grounds that such provisions are penal in nature.

The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would (1) enforce judgments of U.S. courts obtained in actions against us or our affiliates, directors, or officers, as well as the experts named in this prospectus, who reside outside the United States predicated upon the civil liability provisions of the US. Federal securities laws or would (2) permit original actions brought in Bermuda against us or our affiliates, directors or officers, as well as the experts named in this prospectus, who reside outside the United States predicated solely upon U.S. Federal securities laws.

There is no treaty in effect between the United States and Bermuda providing for the enforcement of U.S. judgments in Bermuda, and there are grounds upon which Bermuda courts may decline to enforce the judgments of U.S. courts. The question whether a U.S. judgment would be enforceable in Bermuda against us or our affiliates, directors, officers or experts depends upon whether the U.S. court that entered such judgment is recognized by the Bermuda court as having jurisdiction over the judgment debtor, as determined by reference to Bermuda conflict of law rules. In addition, certain remedies available under the laws of United States jurisdictions, including certain remedies available under the U.S. Federal securities laws, may not be allowed or enforceable in Bermuda courts to the extent that they are penal or contrary to Bermuda's public policy.

No original claim may be brought in Bermuda against us, or our affiliates, directors, officers or experts for violation of the U.S. Federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us, or our affiliates, directors, officers or experts if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

7,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

                 , 2003

Bear, Stearns & Co. Inc.

UBS Investment Bank

A.G. Edwards & Sons, Inc.

Keefe, Bruyette & Woods, Inc.

Putnam Lovell NBF
Securities Inc.